Exhibit 99.3

NOTICE TO U.S. INVESTORS

The rights and the newly issued ordinary shares have not been approved, disapproved or recommended by the U.S. Securities and Exchange Commission or any other federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document.

The rights and newly issued ordinary shares have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (“U.S. Securities Act”), or with any securities regulatory authority of any state or other jurisdiction in the United States, and may not be offered, sold, subscribed for, pledged or otherwise transferred except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state securities laws. Accordingly, unless an appropriate exemption from relevant securities law requirements is available, the rights and the newly issued ordinary shares may not be offered, sold, or exercised, directly or indirectly, in or into the United States.

We are offering and selling the rights and newly issued ordinary shares in transactions not subject to the registration requirements of the U.S. Securities Act (i) within the United States to existing U.S. shareholders in reliance on Rule 801 under the U.S. Securities Act, and (ii) outside the United States, in offshore transactions in reliance on Regulation S under the U.S. Securities Act. Any resale or transfer of rights by or on behalf of persons resident in the United States is only permitted outside the United States pursuant to Regulation S of the U.S. Securities Act. Newly issued ordinary shares acquired by existing U.S. shareholders in reliance on Rule 801 will be “restricted securities” as defined in Rule 144(a)(3) of the U.S. Securities Act to the same extent and in the same proportion as shares of Siam City Cement Public Company Limited (the “Company”) held by such shareholders on the record date.

This rights offering is made for the securities of a Thai company. The offer is subject to the disclosure requirements of Thailand, which are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with Thai Financial Reporting Standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the Company is located in Thailand, and some or all of its officers and directors may be resident outside the United States. You may not be able to sue the Company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel the Company and its affiliates to subject themselves to a U.S. court’s judgment.

INTERNET

Neither the content of the Company’s website nor any other website referred to in this information memorandum (nor the content of any website accessible from hyperlinks on any such website) is incorporated into, or forms part of, this information memorandum.

FORWARD-LOOKING STATEMENTS

This information memorandum includes forward-looking statements that reflect the Company’s intentions, beliefs or current expectations and projections about the Company’s future results of operations, financial condition, liquidity, performance, prospects, anticipated growth, strategies, plans, opportunities, trends and the markets in which the Company operates. Forward-looking statements involve all matters that are not historical fact. The Company has tried to identify these and other forward-looking statements by using the words “may”, “will”, “would”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “project”, “future”, “potential”, “believe”, “seek”, “plan”, “aim”, “objective”, “goal”, “strategy”, “target”, “continue” and similar expressions or their negatives. These forward-looking statements are based on numerous assumptions regarding the Company’s present and future business and the environment in which the Company expects to operate in the future. Forward-looking statements may be found in the section of this information memorandum entitled “General Information of Siam City Cement Public Company Limited” and elsewhere in this information memorandum. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause the Company’s actual results of operations, financial condition, liquidity, performance, prospects, anticipated growth, strategies, plans or opportunities, as well as those of the markets the Company serves or intends to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. Additional risks that the Company may currently deem immaterial or that are not presently known to the Company could also cause the forward-looking events discussed in this information memorandum not to occur. Except as otherwise required by Thai, U.S. federal or other applicable securities laws and regulations or by any applicable stock exchange regulations, we undertake no obligation to update publicly or revise publicly any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this information memorandum. Given the uncertainty inherent in forward-looking statements, the Company cautions prospective investors not to place undue reliance on these statements.

-Translation-

Notice of information of rights to subscribe for new ordinary shares and documents to subscribe new ordinary shares offered for sale to the existing shareholders in proportion to their respective shareholdings (Rights Offering)

of

Siam City Cement Public Company Limited

2 May 2017 to 4 May 2017 and 8 May 2017 to 9 May 2017

-Translation-

21 April 2017

Re:	Information of rights to subscribe for new ordinary shares

To:	Shareholders of Siam City Cement Public Company Limited

Attachment:	1.	Certificate for the subscription right of the new ordinary shares issued by Thailand Securities Depository Co., Ltd.

	2.	Notice of allotment of the new ordinary shares

	3.	Subscription form for the new ordinary shares

	4.	Bill Payment Form

	5.	Example of Bill Payment Form

	6.	Additional details to comply with Foreign Account Tax Compliance Act (FATCA) (For subscriber who is depositing shares under issuer account no. 600)

	7.	Power of attorney

	8.	Information memorandum on capital increase and shares allocation

The Annual General Meeting of Shareholders No. 24, held on 31 March 2017, of Siam City Cement Public Company Limited (the “Company”) resolved to approve the increase of the registered capital to serve the allotment of new ordinary shares to be offered for sale to the Company’s existing shareholders in proportion to their respective shareholdings (Rights Offering) by the amount of THB 680,000,000 from the existing registered capital of THB 2,300,000,000 to THB 2,980,000,000 by issuing 68,000,000 new ordinary shares at a par value of THB 10 per share, and approve the allotment of no more than 68,000,000 new ordinary shares with a par value of THB 10 each to be offered for sale to the existing shareholders of the Company in proportion to their respective shareholdings (Rights Offering) at the rate of 3.382353 existing ordinary shares per 1 new ordinary share, at the offering price of THB 250.00 per share. A fraction of a share as a result of the calculation, if any, shall be disregarded. Shareholders may subscribe for the new ordinary shares in excess of their respective proportions (Oversubscription), provided that the existing shareholders who subscribe for shares in excess of their respective proportions will be allotted of the new ordinary shares for which they over-subscribe only if there are shares remaining after the full allotment to the existing shareholders who subscribe for the new ordinary shares in accordance with their respective proportions.

The Company is pleased to inform your rights to subscribe new ordinary shares of the Company with number of entitlement shares specified in the certificate for the subscription right of the new ordinary shares issued by Thailand Securities Depository Co., Ltd. (Attachment 1). Accordingly, the details of new ordinary shares allocation, the subscription of new ordinary shares, and payment procedures of new ordinary shares are described in the notice of allotment of the new ordinary shares (Attachment 2).

-Translation-

The Company has determined the Rights Offering subscription period and the subscription payment period to be during the period from 2 May 2017 to 4 May 2017 and from 8 May 2017 to 9 May 2017 (5 consecutive business days) from 9.00 to 16.00 hours at Bualuang Securities Public Company Limited, the subscription agent for the Rights Offering subscription of the Company’s new ordinary shares.

If the shareholder would like to subscribe the new ordinary shares, please complete and provide your signature in the subscription form for the new ordinary shares (Attachment 3) and strictly comply with the subscription procedures as specified in the notice of allotment of the new ordinary shares (Attachment 2).

It was deemed appropriate to fix the date for determining a list of shareholders who are entitled to the allotment and offer for sale of new ordinary shares (Record Date) on 11 April 2017, and to compile the list of shareholders in accordance with section 225 of the Securities and Exchange Act B.E. 2535 (1992) (as amended) on 12 April 2017.

Should you have any questions, please contact Bualuang Securities Public Company Limited at 0-2231-3777 or 0-2618-1000 ext: 1122, 1141, 1143 or 1147.

Please be informed accordingly.

Sincerely yours,

—Signed—

(Mr. Siva Mahasandana)

Director and Chief Executive Officer

Siam City Cement Public Company Limited

Attachment 2

Notice of allotment of the new ordinary shares of the Company

Attachment 2

-Translation- Details of Rights Offering Subscription of Siam City Cement Public Company Limited (the “Company”)

Name and address of issuer	:	Siam City Cement Public Company Limited (the “Company”) Column Tower, 7th - 12th Fl., 199 Ratchadapisek Rd,. Klongtoey, Bangkok 10110 www.siamcitycement.com

Offering shares	:	New ordinary shares of the Company

Offering amount	:	No more than 68,000,000 new ordinary shares will be offered for sale to the existing shareholders of the Company in proportion to their respective shareholdings (“Rights Offering” or “RO”), which are accounted for 22.82% of total paid-up capital shares of the Company after this Rights Offering.

Offering ratio	:

3.382353 existing ordinary shares per 1 new ordinary share. The shareholders may subscribe for the new ordinary shares in excess of their respective proportions (Oversubscription), provided that the existing shareholders who subscribe for shares in excess of their respective proportions will be allotted of the new ordinary shares for which they over-subscribe only if there are shares remaining after the full allotment to the existing shareholders who subscribe for the new ordinary shares in accordance with their respective proportions. A fraction of a share as a result of the calculation, if any, shall be disregarded.

The Company has determined the date for determining a list of shareholders who are entitled to the allotment and offer for sale of new ordinary shares (Record Date) on 11 April 2017, and to compile the list of shareholders in accordance with section 225 of the Securities and Exchange Act B.E. 2535 (1992) (as amended) (the “SEC Act”) on 12 April 2017.

Par value	:	THB 10

Offering price	:	THB 250

Subscription period	:	From 9.00 to 16.00 hours of 2 May 2017 to 4 May 2017 and 8 May 2017 to 9 May 2017 (5 consecutive business days)

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Attachment 2

Subscription agent	:

Bualuang Securities Public Company Limited

191 Silom Complex Building, 29th Floor

Silom Road, Silom Sub-district, Bangrak District, Bangkok 10500

Tel.: 0-2231-3777 or 0-2618-1000            Fax: 0-2618-1120

Subscription through postal mail or at any branch of commercial banks is refrained.

For shareholders in other provinces, please contact your securities companies that you have securities trading account with. These securities companies will collect your subscription documents and submit to Bualuang Securities Public Company Limited accordingly.

Other details	:	Under no circumstances will the Company allot shares to any oversubscribing shareholders in a manner which will result in such oversubscribing shareholders triggering the tender offer requirement prescribed under the Notification of the Capital Market Supervisory Board No. Tor.Chor. 12/2554 re: Criteria, Conditions and Methods of Takeover, or in a manner which would result in a breach in the Company’s foreign shareholding limit of 49 percent of total issued shares of the Company.

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Attachment 2

Subscription manual to subscribe for new ordinary shares of

Siam City Cement Public Company Limited (“the Company”) for Rights Offering subscription

1.	Subscription period and payment date for the new ordinary shares

From 9.00 to 16.00 hours of 2 May 2017 to 4 May 2017 and from 8 May 2017 to 9 May 2017 (5 consecutive business days)

2.	Subscription Location

The subscriber or the attorney shall submit the required documents and the subscription payment for Rights Offering subscription of new ordinary shares of the Company at Bualuang Securities Public Company Limited, the subscription agent for Rights Offering subscription of the Company’s new ordinary shares (“Subscription Agent”). The Company or Bualuang Securities Public Company Limited reserves the right to allow other subscription method as appropriate, during the period from 2 May 2017 to 4 May 2017 and from 8 May 2017 to 9 May 2017 (5 consecutive business days) from 9.00 to 16.00 hours at the following location:

Bualuang Securities Public Company Limited

191 Silom Complex Building, 29th Floor

Silom Road, Silom Sub-district, Bangrak District, Bangkok 10500

Ms. Benjawan Phasuk / Mrs. Thanamas Pungpo / Ms. Piyaporn Kwannoi / Ms. Nuttana Tanachaiseng

Tel.: 0-2231-3777 or 0-2618-1000 ext: 1122, 1141, 1143 or 1147

Fax: 0-2618-1120

Subscription of new ordinary shares of the Company through postal mail or at any branch of commercial banks is refrained.

For shareholders in other provinces, please contact your securities companies that you have securities trading account with. These securities companies will collect your subscription documents and submit to Bualuang Securities Public Company Limited accordingly.

3.	Subscription and payment procedures of new ordinary shares

3.1	If the subscription is made from 2 May 2017 to 4 May 2017 from 9.00 to 16.00 hours, the subscriber can make payment of the subscription amount by transfer of cash, cheque, draft or cashier’s cheque via Bill Payment system of Bangkok Bank Public Company Limited by using the Bill Payment Form attached in this package (Attachment 4). The subscriber shall fill in 10 digit Registration No. in Ref. 1 (Registration No. as stated in the Certificate for the subscription right of the new ordinary shares issued by Thailand Securities Depository Co., Ltd. (“TSD”)) and fill in 13 digit ID number or passport number in Ref. 2 and make payment of the subscription amount at any branch of Bangkok Bank Public Company Limited.

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Attachment 2

The subscriber who makes payment by cheque, draft or cashier’s cheque must specify the date of 2 or 3 or 4 May 2017 and exclusively specify that the payment shall be made to “Bualuang Securities Public Company Limited for Securities Subscription 2”. The cheque, draft or cashier’s cheque must be able to be collected by the Clearing House located in the same area within the next business day.

3.2	If the subscription is made from 2 May 2017 to 4 May 2017 or from 8 May 2017 to 9 May 2017 from 9.00 to 16.00 hours, the subscriber can make payment of the subscription amount by the following methods:

3.2.1	transfer of cash via Bill Payment system of Bangkok Bank Public Company Limited by using the Bill Payment Form attached in this package (Attachment 4). The subscriber shall fill in 10 digit Registration No. in Ref. 1 (Registration No. as stated in the Certificate for the subscription right of the new ordinary shares issued by TSD) and fill in 13 digit ID number or passport number in Ref. 2 and make payment of the subscription amount at counter at any Bangkok Bank branch, or

3.2.2	transfer of cash via Automatic Transfer System (“ATS”) to the bank account. The transfer of cash via ATS can be completed only if the subscriber has opened securities trading account with Bualuang Securities Public Company Limited and sent request to transfer via ATS, and the payment via ATS is effective before the subscription date, or

3.2.3	deduction of cash from securities trading account with Bualuang Securities Public Company Limited only.

Remarks:

(1)	Transaction fee of payment via Bill Payment system of Bangkok Bank Public Company Limited will be waived.

(2)	The subscriber must not make payment or issue cheque before the Rights Offering subscription period.

(3)	The subscriber who makes payment via Bill Payment system of Bangkok Bank Public Company Limited must submit a copy of Bill Payment and subscription documents to the Subscription Agent at Bualuang Securities Public Company Limited as stated in (2) and please do not submit the subscription documents at counter at any branch of Bangkok Bank Public Company Limited.

(4)	In the case that the subscriber wishes to subscribe for the new ordinary shares in excess of their respective shareholding proportion

The subscriber who fully subscribes the new ordinary share in proportion to his/her respective shareholding will be entitled to oversubscribe the new ordinary share exceeding his/her rights by completely and clearly providing details in the “Subscription Form” (Attachment 3). The subscriber will have to subscribe and make a single payment of subscription pursuant to his/her respective portion and oversubscription portion in full amount.

In the case where there are shares remaining from the first round of allocation according to the respective shareholding, the shareholders, who express their intention to oversubscribe the shares exceeding their rights, are entitled to be allocated such oversubscription in the next round (Please see Clause 5 “Terms and Conditions of Subscription”).

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Attachment 2

The Company or Bualuang Securities Public Company Limited hereby reserves the right to allocate the over-allotment of the new ordinary shares to the shareholders who act in accordance to the subscription procedure prescribed in this notice only.

(5)	In the case that subscriber receives more than 1 registration no. specified in the certificate for the subscription right of the new ordinary shares

The subscriber must prepare subscription documents according to number of registration no. specified in the certificate for the subscription right of the new ordinary shares, meaning 1 set of subscription documents per 1 registration no.

4.	Required Documents for Subscription

4.1	Subscription form for the new ordinary shares, on which details are fully provided and the signature affixed.

The Company will deliver the subscription form for the new ordinary shares to all existing shareholders in accordance with the date for determining a list of shareholders who are entitled to the allotment and offer for sale of new ordinary shares (Record Date) on 11 April 2017, and compiling the list of shareholders in accordance with section 225 of the SEC Act on 12 April 2017. In addition, the shareholders may also request for the subscription form for the new ordinary shares at Bualuang Securities Public Company Limited or download such form from the Company’s website (www.siamcitycement.com)

4.2	Certificate for the subscription right of the new ordinary shares issued by Thailand Securities Depository Co., Ltd. (Attachment 1) in which number of entitlement shares will be stated.

4.3	Evidence showing the payment via Bill Payment system at Bangkok Bank Public Company Limited

4.4	In the case that the shareholder does not attach the certificate for the subscription right of the new ordinary shares of the Company according to Clause 4.2 and/or in the case that the shareholder’s name/surname is different from those names in accordance with the date for determining a list of shareholders who are entitled to the allotment and offer for sale of new ordinary shares (Record Date) on 11 April 2017, and compiling the list of shareholders in accordance with section 225 of the SEC Act on 12 April 2017, such shareholder shall attach the evidence issued by government authority, for example, letter of certificate, marriage certificate, divorce certificate, certificate for change of name/surname, etc., as well as attach the following documents:

(1)	In the case of Thai individual

A certified true copy of identification card or government official identification card that has not expired or a certified true copy of the first page and the page with identification numbers of house registration certificate

(2)	In the case of foreign individual

A certified true copy of alien card or passport that has not expired

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Attachment 2

(3)	In the case of Thai juristic person

(a)	A copy of affidavit issued by the Ministry of Commerce no longer than 12 months until the subscription period, certified by authorized person and affixed with the company’s seal (if any); and

(b)	A certified true copy of the document specified in item (1) or (2) (as the case maybe) of the authorized person who certifies true copy on the document specified in item (3)(a)

(4)	In the case of foreign juristic person

(a)	Copies of documents evidencing its incorporation, Memorandum of Association and/or the affidavit of the juristic person issued no longer than 12 months until the subscription period, being certified true copies by the authorized person of the juristic person and affixed with the company’s seal (if any); and

(b)	A certified true copy of passport that has not expired of the authorized person who certifies true copy on the documents specified in item 4(a)

All documents must be certified by the Notary Public or any other authorized organization of the country in which the documents are issued or certified, and the signature and seal of the Notary Public or any other authorized organization shall be certified by an official of the Thai Embassy or Consulate in the country in which the documents are prepared or certified, all of which must be not exceeding 12 months until the subscription period.

In case of appointing a custodian as an authorized person(s), there shall be a power of attorney for the custodian. The subscription form and all required documents for subscription will then be signed by the custodian attaching together with the custodian’s specimen signature(s) and affixed with the company’s seal (if any) along with a certified true copy of identification card or other identification document of the custodian that has not expired.

4.5	Power of attorney affixed with THB 30 stamp duty (in case of authorizing an attorney to act on his/her behalf) together with a copy of identification card of the subscriber and the attorney, being certified true copies.

4.6	Additional details to comply with Foreign Account Tax Compliance Act (FATCA) (For subscriber who is depositing shares under issuer account no. 600) (Attachment 6)

In the case that the subscriber wishes to use TSD scripless service to deposit his/her shares in the issuer account No. 600, the subscriber must provide details in “Additional details to comply with Foreign Account Tax Compliance Act (FATCA) (For subscriber who is depositing shares under issuer account no. 600)”, which shall be signed by the subscriber, to be submitted to TSD.

In the case of the shareholder who subscribes for new ordinary shares of the Company has incompletely or unclearly submitted the above required documents for subscription, the Company or Bualuang Securities Public Company Limited is entitled to treat that such shareholder has given up the right to subscribe new ordinary shares of the Company.

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Attachment 2

In addition, the Company and Bualuang Securities Public Company Limited reserve the rights not to deliver the offering documents and/or to allocate the new shares to any subscriber if such delivery and/or allocation will be, or cause them to be, in violation of any laws, regulations or rules of a foreign country, or if such delivery and/or allocation will cause them to take any other steps or actions other than those necessary under Thai laws and regulations concerning the issuance and offering of securities.

5.	Terms and Conditions of Subscription

In the case that the shareholder subscribes for the new ordinary shares pursuant to his/her right or less than his/her right, the shareholder who expresses an intention to subscribe the new ordinary shares pursuant to his/her right with round down or less than his/her right will receive the allocation of all new ordinary shares for which he/she subscribes.

In the case that the shareholder wishes to subscribe for the new ordinary shares exceeding his/her right, such shareholder shall subscribe for the new ordinary shares pursuant to his/her right in full amount prior to express an intention of oversubscription. The shareholder shall completely and clearly provide details in the “Subscription Form” and make a single payment of subscription pursuant to his/her right and oversubscription portion in full amount.

In the allotment of new ordinary shares to the existing shareholders in proportion to their respective shareholdings (Rights Offering), if there are new ordinary shares remaining after the first allotment to the Company’s existing shareholders in proportion to their respective shareholdings (Rights Offering), the remaining shares shall be allotted to the oversubscribing shareholders, based on their existing shareholding and at the same offering price as stated above, as follows:

(1)	If the number of the shares remaining from the allotment to the existing shareholders of the Company in proportion to their respective shareholdings (Rights Offering) in the first round exceeds or is equal to the number of the shares to be oversubscribed by the existing shareholders, the remaining shares shall be allotted to the oversubscribing shareholders who make payment for the subscription price in accordance with the number of shares oversubscribed by them.

(2)	If the number of the shares remaining from the allotment to the existing shareholders of the Company in proportion to their respective shareholdings (Rights Offering) in the first round is less than the number of the shares to be oversubscribed by the existing shareholders, the remaining shares shall be allotted to the oversubscribing shareholders as follows:

(a)	The remaining shares shall be allotted to the oversubscribing shareholders based on their existing shareholding percentages. To determine the number of shares to be allotted to each oversubscribing shareholder, the existing shareholding percentage of such oversubscribing shareholder shall be multiplied by the number of the remaining shares. A fraction of a share, if any, shall be disregarded. The number of shares to be allotted to each oversubscribing shareholder shall not exceed the number of shares subscribed and paid for by such shareholder.

(b)	If there are remaining shares after the allotment under (a), the remaining shares shall be allotted to the oversubscribing shareholders who are not yet fully allotted with the shares subscribed by them in accordance with their respective shareholding percentages. To determine the number of shares to be allotted to each oversubscribing shareholder, the existing shareholding percentage of such oversubscribing shareholder shall be multiplied by the number of the remaining shares. A fraction of a share, if any, shall be disregarded. The number of shares to be allotted to each oversubscribing shareholder shall not exceed the number of shares subscribed and paid for by such shareholder. The allotment for oversubscription under (b) must proceed until there is no share remaining.

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Attachment 2

Under no circumstances will the Company allot shares to any oversubscribing shareholders in a manner which will result in such oversubscribing shareholders triggering the tender offer requirement prescribed under the Notification of the Capital Market Supervisory Board No. Tor.Chor. 12/2554 re: Criteria, Conditions and Methods of Takeover, or in a manner which would result in a breach in the Company’s foreign shareholding limit of 49 percent of total issued shares of the Company.

If there are new ordinary shares remaining after the allotment to the existing shareholders in proportion to their respective shareholdings (Rights Offering) and the allotment to the oversubscribing shareholders, the Company will reduce its registered capital by cancelling the new ordinary shares remaining after the offering.

The shareholder who has subscribed and paid for the subscription is not permitted to cancel his/her subscription.

In the case that the subscription payment is made by a bank cheque, the subscription payment, and the subscription for the new ordinary shares will be deemed complete once the Company or Bualuang Securities Public Company Limited can collect the payment for the subscription.

If (1) the shareholder who subscribes for the new ordinary shares is unable to pay for the subscription or Bualuang Securities Public Company Limited is unable to collect the payment of the whole or part of the subscription in any case within the subscription period and subscription payment, which is not the fault of the Company or Bualuang Securities Public Company Limited; or if (2) the shareholder who subscribes for the new ordinary shares has incompletely or unclearly filled in the details in the subscription form for the new ordinary shares, the Company or Bualuang Securities Public Company Limited is entitled to treat that such shareholder has given up his/her right to subscribe the new ordinary shares.

In this regard, the Company or Bualuang Securities Public Company Limited hereby reserves the right to further allocate such new ordinary shares.

In making payment for the subscription, the shareholders shall closely examine the subscription payment method and proceed in accordance with conditions and method specified. If the shareholder fails to comply with the method for the subscription payment or fails to proceed in accordance with conditions and method specified, for the subscription payment to be collected within the subscription period, the Company or Bualuang Securities Public Company Limited is entitled to treat that such shareholder has given up his/her right to subscribe to the new ordinary shares. In this regard, the Company or Bualuang Securities Public Company Limited hereby reserves the right to further allocate such new ordinary shares.

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Attachment 2

The Company and Bualuang Securities Public Company Limited reserve the rights not to allocate the new shares to any subscriber if such allocation will be, or cause them to be, in violation of any laws, regulations or rules of a foreign country, or if such allocation will cause them to take any other steps or actions other than those necessary under Thai laws and regulations concerning the issuance and offering of securities.

Return of Subscription Payment

In the case that the shareholders who have subscribed for the new ordinary shares do not receive the allocation of the new ordinary shares or the shareholders who have oversubscribed more than their rights receive the new ordinary shares less than the number intended to oversubscribe, the Company or Bualuang Securities Public Company Limited will proceed to return the subscription payment for the portion of shares that has not been allocated or has not been fully allocated, without any interest and/or damages, through the methods that the shareholder has specified in the subscription form for the new ordinary shares. For the subscriber who makes the payment via Automatic Transfer System (ATS), return of the subscription payment will be made within 5 business days from the end of the subscription period for the subscriber only if the subscriber has opened securities trading account with Bualuang Securities Public Company Limited, or return the subscription payment by issuing a crossed cheque made payable to the subscriber and deliver such cheque by registered postal mail to the address specified by the subscriber in the subscription form for the new ordinary shares within 10 business days from the end of the subscription period;

5.9.1	In the case that the shareholder does not intend to deposit the allotted shares with Bualuang Securities Public Company Limited, the return of the subscription payment shall be made by issuing a crossed cheque of Bangkok Bank Company Limited, Head Quarter made payable to the subscriber and deliver such cheque by registered postal mail to the address specified by the subscriber in the subscription form for the new ordinary shares within 10 business days from the end of the subscription period; or

5.9.2	In the case that the shareholder intends to deposit the allotted shares with Bualuang Securities Public Company Limited (Broker code 224) and is an existing client of Bualuang Securities Public Company Limited, the return of the subscription payment shall be made by transferring via Automatic Transfer System (ATS) to the bank account (exclusively the bank accounts maintained with Bangkok Bank Public Company Limited, Kasikornbank Public Company Limited, Bank of Ayudhya Public Company Limited, Krung Thai Bank Public Company Limited, Siam Commercial Bank Public Company Limited, TMB Bank Public Company Limited, Thanachart Bank Public Company Limited, CIMB Thai Public Company Limited and United Overseas Bank (Thai) Public Company Limited) of the subscriber as specified in the subscription form for the new ordinary shares within 5 business days from the end of the subscription period;

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Attachment 2

Nevertheless, in the case that it is unable to return the subscription payment for the portion of shares that has not been allocated or has not been fully allocated by transferring cash by Automatic Transfer System (ATS) to the bank account of the subscriber as specified in the subscription form for the new ordinary shares in any case which is not under the control of the Company or Bualuang Securities Public Company Limited, the Company or Bualuang Securities Public Company Limited shall return the subscription payment for the portion of shares that has not been allocated or has not been fully allocated by issuing the crossed cheque of Bangkok Bank Public Company Limited, Headquarter made payable to the subscriber and deliver such cheque by registered postal mail to the address specified by the subscriber in the subscription form for new ordinary shares.

In case of the return of the payment by a cheque, the subscriber will be responsible for the fee charged by the different Clearing House or the fee charged in relation to the bank’s cheque (if any).

In case the Company or Bualuang Securities Public Company Limited cannot return the payment to the subscriber within the stated period, the subscriber shall receive interest rate of 7.5% per annum on the amount to be returned, calculated from the date following the last day of the stated period until the date of which the return can be made. In this regard, in any case, if there is a transfer of the subscription payment for the portion of shares that has not been allocated or has not been fully allocated by Automatic Transfer System (ATS) to the bank account of the subscriber as specified in the subscription form for the new ordinary shares or by a cheque delivered by the registered postal mail to the address specified by the subscriber in the subscription form for new ordinary shares, it shall be deemed that the subscriber has duly received the subscription payment for the portion of shares that has not been allocated or has not been fully allocated; and the subscriber shall not have the right to claim any interest and/or damages from the Company or Bualuang Securities Public Company Limited.

Delivery of Securities to Subscribers

The subscriber can request the Company to proceed on securities delivery methods as follows:

5.10.1	If the subscriber wishes to use TSD scripless service to deposit his/her shares in the securities trading account opened with his/her securities broker, the Company will deposit the subscriber’s allotted shares in the name of “The Thailand Securities Depository Co., Ltd. for Depositors”. The TSD will record the number of shares at the account of the securities broker and will issue the depository evidence to the subscriber within 7 business days from the end of the subscription period.

Meanwhile, the securities broker will also record the number of shares deposited by the subscriber. In this case, the subscriber can trade the allotted shares on SET as soon as the new ordinary shares of the Company are permitted to be traded on SET.

In case the subscriber requests the Company to proceed according to Clause 5.10.1, the name of subscriber specified in share subscription form must correspond to the securities account name; otherwise, the Company reserves the right to issue share certificates pursuant to Clause 5.10.3.

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Attachment 2

5.10.2	If the subscriber wishes to use TSD scripless service to deposit his/her shares in the issuer account No. 600, the Company will arrange for his/her allotted shares to be deposited with the TSD and the TSD will record the number of shares deposited in the issuer account No. 600 and will issue the depository evidence to the subscriber within 7 business days from the end of the subscription period. In this case, the subscriber can sell his allotted shares on SET. The subscriber may withdraw his shares from the issuer account No. 600 by contacting the TSD. The withdrawal is subject to a fee at the rate specified by the TSD. In this case, the subscriber must provide details in the section, namely “Additional Details to Comply with Foreign Account Tax Compliance Act (FATCA) (For subscriber who is depositing shares under issuer account no. 600)” (“FATCA Form”), which shall be signed by the subscriber and delivered to the Subscription Agent along with other subscription documents.

In case the subscriber does not wish to provide details in or deliver the FATCA Form or does not complete the FATCA Form, the Company reserves the right to issue share certificates pursuant to Clause 5.10.3. It is noted that the withdrawal of shares from the issuer account No. 600 takes time to process which could be after the first date on which the Company’s shares are traded on the SET.

5.10.3	If the subscriber wishes to receive a share certificate in subscriber’s name, the Company, by the TSD, will deliver the allotted shares according to the name and address shown in the subscription form within 15 days from the end of the subscription period. In this case, the subscriber cannot trade the allotted new ordinary shares on the SET unless he/she receive the share certificate, which may take place after the new ordinary shares of the Company are traded on the SET.

In case the subscriber does not choose any options on securities delivery in the subscription form, the Company reserves the right to issue share certificates pursuant to Clause 5.10.3

In the case that there are any problems, obstacles or limitations in the operation, the Company or Bualuang Securities Public Company Limited hereby reserves the right to change the details of method of the subscription payment, terms and conditions of subscription or any information relating to the subscription method of the new ordinary shares as appropriate, by taking into account the utmost benefit of the subscription of the Company’s new ordinary shares.

Other Necessary Details for Shareholders in Making Decision to Purchase New Ordinary Shares

The Company shall proceed to register the paid-up capital increase of the Company with the Ministry of Commerce within 14 days after the subscription period and submit an application for the listing of all new ordinary shares on the Stock Exchange of Thailand later.

Under no circumstances will the Company allot shares to any oversubscribing shareholders in a manner which will result in such oversubscribing shareholders triggering the tender offer requirement prescribed under the Notification of the Capital Market Supervisory Board No. Tor.Chor. 12/2554 re: Criteria, Conditions and Methods of Takeover, or in a manner which would result in a breach in the Company’s foreign shareholding limit of 49 percent of total issued shares of the Company.

12

Attachment 2

Other Important Information

The name of the subscriber and the name of the owner of the securities trading account shall be the same. If the account number of the securities belongs to other person, the shares will not be able to be transferred into the account and the subscriber will not able to trade the shares on the first trading date of the new ordinary shares of the Company on the Stock Exchange of Thailand. In this regard, the Company reserves the right to issue the share certificate to such subscriber.

Please correctly specify the code of the broker to which the shares will be delivered. If the code is not correct, the shares will be sent to other broker, and the Company or Bualuang Securities Public Company Limited shall not be responsible for the possible loss or delay in claiming back the shares.

If the Company could not return the subscription payment to the subscriber within the specified period as a result which is not under the control of the Company or Bualuang Securities Public Company Limited, the Company and Bualuang Securities Public Company Limited shall not be responsible for any interest and/or damages and will return only the subscription payment to the subscriber who has not been allocated or has not been fully allocated the shares from the Company, as described in Clause 5 “Terms and Conditions of Subscription”.

If a number of shares that the shareholder has specified in the subscription form for the new ordinary shares does not match with the subscription payment received by the Company, the Company hereby reserves the right to use the number of shares based on the subscription payment received.

For the subscriber who wishes to deposit his/her shares in the issuer account, Member No. 600, the subscriber must provide all details in “Additional Details to Comply with Foreign Account Tax Compliance Act (FATCA) (For subscriber who is depositing shares under issuer account no. 600)” (Attachment 6) in order to submit to the TSD However, if the subscriber does not complete these additional documents, the Company hereby reserves the right to issue share certificates for the subscriber.

If you have any questions, please contact at

Bualuang Securities Public Company Limited

191 Silom Complex Building, 29th Floor

Silom Road, Silom Sub-district, Bangrak District, Bangkok 10500

Ms. Benjawan Phasuk / Mrs. Thanamas Pungpo / Ms. Piyaporn Kwannoi / Ms. Nuttana Tanachaiseng

Tel.: 0-2231-3777 or 0-2618-1000 ext: 1122, 1141, 1143 or 1147

Fax: 0-2618-1120

13

Attachment 2

Map of Bualuang Securities Public Company Limited

14

Subscription No. ....

อินทรี SIAM CITY CEMENT

Subscription Date: ☐ 2 May 2017 ☐ 3 May 2017 ☐ 4 May 2017 ☐ 8 May 2017 ☐ 9 May 2017

SUBSCRIBER INFORMATION (Please fill in the following information completely, precisely, and elaborately)

To Siam City Cement Plc. and/or Bualuang Securities Plc. ("Bualuang"), the Subscription Agent of the Company

I / We ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Juristic Person ....

☐ Identification Card ☐☐☐☐☐☐☐☐☐☐☐☐☐ or ☐ Alien Identification Card ☐ Passport Number ☐ Juristic Number ....

Telephone No. .... Nationality .... Tax ID No. .... Type of Tax Payment: ☐ Non Withholding Tax ☐ Withholding Tax

I/We hereby intend to subscribe and request allotment of new ordinary shares of the Company as follows:

Subscription Detail (Please specify)	No. of shares subscribed	Amount paid (THB)	Amount paid (in writing)
☐ Subscription for full entitlement			
☐ Subscription for less than entitlement			
☐ Subscription for more than entitlement (only oversubscription portion)			
Total			

The subscriber must submit this subscription form along with the supporting documents and payment evidence (copy of Bill Payment Form) at Bualuang Office and make payment of the subscription amount via Bill Payment system of Bangkok Bank Public Company Limited ☐ transfer of money via Bill Payment system of Bangkok Bank Public Company Limited by using the Bill Payment Form or

☐ draft/cashier's cheque/personal cheque via Bill Payment system of Bangkok Bank Public Company Limited by using the Bill Payment Form with Cheque No. ....

Date .... May 2017 Bank .... Branch .... (Draft/cashier's cheque/personal cheque must be specified that the payment made to "Bualuang Securities Public Company Limited for Securities Subscription 2", dated no later than 4 May 2017 and can be collected by the Clearing House located in Bangkok within the next business day.)

****The payment by draft/cashier's cheque/personal cheque must be made via Bill Payment system of Bangkok Bank Public Company Limited at counter of Bangkok Bank branch only*****

For subscriber who has trading account with Bualuang, the subscriber can make payment of the subscription amount by

☐ Automatic Transfer System (ATS) .... ☐ Deduction from my/our bank account number..................

If I/ We receive allotted shares, I/We hereby agree to proceed the followings: (Please select one of the followings)

☐ Issue a share certificate in the name of "Thailand Securities Depository Company Limited for Depositors" for the allotted shares and arrange for participant name.................. TSD Member No........ to deposit those shares with Thailand Securities Depository Company Limited ("TSD") for security trading account Name.................. Account No. .... which I/we have with the said TSD member company (The trading account name must be correspondent with the subscriber's name, otherwise the said shares will be issued as share certificate)

☐ Issue a share certificate in the name of "Thailand Securities Depository Company Limited" and deposit those shares with Thailand Securities Depository Company Limited under issuer account (account number 600) in my/our name account. (For issuing a share certificate later, subscriber shall pay the fees as specified by Thailand Securities Depository Company Limited). **In case of depositing shares in the account number 600, please fill the "Additional Details to Comply with Foreign Account Tax Compliance Act (FATCA) (For subscriber who is depositing shares under issuer account no. 600)". In the event that the subscriber does not fill in details, a share certificate in the name of subscriber will be issued and delivered to subscriber by registered mail according to the name and address shown in the details above.**

☐ Issue a share certificate in my/our name and deliver to me/us according to the name and address shown in the details above by registered mail. I/We hereby authorize the Company to proceed with any necessary action to have the share certificate made and delivered to me/us within 15 business days from the closing date of the subscription period (the Company will not be responsible if the shareholder could not sell the allotted shares on the first trading day)

In case that I/we have not been allocated the shares or have been allocated the shares in the amount less than the amount subscribed, I/we hereby agree to the following method of refund (please select only one). If no selection, it shall be deemed that a subscriber agrees to a refund by cheque.

☐ Issuing a crossed cheque or cashier cheque made payable to me and delivering it by registered postal mail to the address referred to above. there may be related fee which the subscriber will be responsible for

☐ If the subscriber has a security trading account and provides details of bank account to Bualuang, the refund can be made through Automatic Transfer System (ATS) to such bank account

I/We hereby agree and undertake to buy the said number of shares and shall not revoke this subscription. If I/we do not return this duly completed subscription form along with the required documents for subscription and the subscription payment or the Personal Cheque/Cashier's Cheque/Draft has not been honored, I/we shall deem to have given up my/our subscription right.

I/We already read the Information Memorandum on Capital Increase and Share Allocation ("IM") and agree to be bound by the conditions of the IM and the subscription procedure currently enforced and/or as may be amended in the future.

Investment in securities involves certain risks. Investors should study and understand information in the IM thoroughly before making a decision on investment.

Sign .... Certifying Person (....................................)	Sign .... Subscriber (....................................)

Receipt for Ordinary Shares Subscription of Siam City Cement Public Company Limited (the "Company") (Subscriber please complete the following)

Subscription Date: ☐ 2 May 2017 ☐ 3 May 2017 ☐ 4 May 2017 ☐ 8 May 2017 ☐ 9 May 2017 Subscription No. ....

Company and/or Bualuang has received payment from (name in the subscription form) .... for a subscription of new ordinary shares of the Company of .... shares at the Offering Price of THB 250 per share totaling THB .... made by ☐ transfer of money via Bill Payment system by using the Bill Payment Form or ☐ draft/cashier's cheque/personal cheque via Bill Payment system by using the Bill Payment Form with Cheque No. .... Date .... May 2017 Bank .... Branch ....

For subscriber who has trading account with Bualuang, the subscriber can make payment of the subscription amount by

☐ Automatic Transfer System (ATS) .... ☐ Deduction from my/our bank account number..................

If the subscriber has received the allotted shares, the subscriber requests as follows:

☐ Deposit the allotted shares by issuing a share certificate in the name of "Thailand Securities Depository Company Limited for the Depositors' Participant No..........., having Securities trading account number ....

☐ Deposit the allotted shares by issuing a share certificate in the name of "Thailand Securities Depository Company Limited" and deposit those shares under the Issuer account for my/our name account number 600

☐ Issue a share certificate in my/our name within 15 business days from the end of subscription period.

Authorized Officer ....

2. The subscriber who wishes to change the address, please directly send the notice of such change to the Securities Operation Department, Thailand Security Depository Co. Ltd., 93 The Stock Exchange of Thailand Building, Rachadapisek Road, Dindaeng, Bangkok 10400 Tel. 02-009-9000

ผู้ฝากเลขที่ Participant No.	ชื่อบริษัท Company Name	ผู้ฝากเลขที่ Participant No.	ชื่อบริษัท Company Name
BROKER			
002	บริษัทหลักทรัพย์ ทิสโก้ จำกัด TISCO SECURITIES COMPANY LIMITED	030	บริษัทหลักทรัพย์ ไอ วี โกลบอล จำกัด (มหาชน) I V GLOBAL SECURITIES PUBLIC COMPANY LIMITED
003	บริษัทหลักทรัพย์ คันทรี่ กรุ๊ป จำกัด (มหาชน) COUNTRY GROUP SECURITIES PUBLIC COMPANY LIMITED	032	บริษัทหลักทรัพย์ เคทีบี (ประเทศไทย) จำกัด KTB SECURITIES (THAILAND) COMPANY LIMITED
004	บริษัทหลักทรัพย์ ดีบีเอส วิคเคอร์ส (ประเทศไทย) จำกัด DBS VICKERS SECURITIES (THAILAND) COMPANY LIMITED	034	บริษัทหลักทรัพย์ ฟิลลิป (ประเทศไทย) จำกัด (มหาชน) PHILLIP SECURITIES (THAILAND) PUBLIC COMPANY LIMITED
005	บริษัทหลักทรัพย์ แลนด์ แอนด์ เฮ้าส์ จำกัด (มหาชน) LAND AND HOUSE SECURITIES PUBLIC COMPANY LIMITED	038	บริษัทหลักทรัพย์ เออีซี จำกัด (มหาชน) AEC SECURITIES PUBLIC COMPANY LIMITED
006	บริษัทหลักทรัพย์ ภัทร จำกัด (มหาชน) PHATRA SECURITIES PUBLIC COMPANY LIMITED	048	บริษัทหลักทรัพย์ ไอร่า จำกัด (มหาชน) AIRA SECURITIES COMPANY LIMITED
007	บริษัทหลักทรัพย์ ซีไอเอ็มบี (ประเทศไทย) จำกัด CIMB SECURITIES (THAILAND) COMPANY LIMITED	050	บริษัทหลักทรัพย์ เอเอสแอล จำกัด ASL SECURITIES COMPANY LIMITED
008	บริษัทหลักทรัพย์ เอเซีย พลัส จำกัด ASIA PLUS SECURITIES COMPANY LIMITED	051	บริษัทหลักทรัพย์ เอสบีไอ ไทย ออนไลน์ จำกัด SBI THAI ONLINE SECURITIES CO.,LTD.
010	บริษัทหลักทรัพย์ เมอร์ริล ลินช์ (ประเทศไทย) จำกัด MERRILL LYNCH SECURITIES (THAILAND) LIMITED	200	บริษัทหลักทรัพย์ เมย์แบงก์ กิมเอ็ง (ประเทศไทย) จำกัด (มหาชน) MAYBANK KIM ENG SECURITIES (THAILAND) PUBLIC COMPANY LIMITED
011	บริษัทหลักทรัพย์ กสิกรไทย จำกัด (มหาชน) KASIKORN SECURITIES PUBLIC COMPANY LIMITED	211	บริษัทหลักทรัพย์ ยูบีเอส (ประเทศไทย) จำกัด UBS SECURITIES (THAILAND) LIMITED
013	บริษัทหลักทรัพย์ เคจีไอ (ประเทศไทย) จำกัด (มหาชน) KGI SECURITIES (THAILAND) PUBLIC COMPANY LIMITED	213	บริษัทหลักทรัพย์ เอเซีย เวลท์ จำกัด ASIA WEALTH SECURITIES COMPANY LIMITED
014	บริษัทหลักทรัพย์ โนมูระ พัฒนสิน จำกัด (มหาชน) CAPITAL NOMURA SECURITIES PUBLIC COMPANY LIMITED	224	บริษัทหลักทรัพย์ บัวหลวง จำกัด (มหาชน) BUALUANG SECURITIES PUBLIC COMPANY LIMITED
015	บริษัทหลักทรัพย์ แอพเพิล เวลธ์ จำกัด APPLE WEALTH SECURITIES COMPANY LIMITED	225	บริษัทหลักทรัพย์ ซี แอล เอส เอ (ประเทศไทย) จำกัด CLSA SECURITIES (THAILAND) LIMITED
016	บริษัทหลักทรัพย์ ธนชาต จำกัด (มหาชน) THANACHART SECURITIES PUBLIC COMPANY LIMITED	229	บริษัทหลักทรัพย์ เจพีมอร์แกน (ประเทศไทย) จำกัด JPMORGAN SECURITIES (THAILAND) LIMITED
019	บริษัทหลักทรัพย์ หยวนต้า (ประเทศไทย) จำกัด YUANTA SECURITIES (THAILAND) COMPANY LIMITED	230	บริษัทหลักทรัพย์ โกลเบล็ก จำกัด GLOBLEX SECURITIES COMPANY LIMITED
022	บริษัทหลักทรัพย์ ทรีนีตี้ จำกัด TRINITY SECURITIES COMPANY LIMITED	244	บริษัทหลักทรัพย์ แมคควอรี (ประเทศไทย) จำกัด MACQUARIE SECURITIES (THAILAND) LIMITED
023	บริษัทหลักทรัพย์ ไทยพาณิชย์ จำกัด SCB SECURITIES COMPANY LIMITED	247	บริษัทหลักทรัพย์ เครดิต สวิส (ประเทศไทย) จำกัด CREDIT SUISSE SECURITIES (THAILAND) LIMITED
026	บริษัทหลักทรัพย์ ยูโอบี เคย์เฮียน (ประเทศไทย) จำกัด (มหาชน) UOB KAY HIAN SECURITIES (THAILAND) PUBLIC COMPANY LIMITED	248	บริษัทหลักทรัพย์ เคที ซีมิโก้ จำกัด KT ZMICO SECURITIES COMPANY LIMITED
027	บริษัทหลักทรัพย์ อาร์เอชบี (ประเทศไทย) จำกัด (มหาชน) RHB SECURITIES (THAILAND) PUBLIC COMPANY LIMITED	924	บริษัทหลักทรัพย์ ฟินันเซีย ไซรัส จำกัด (มหาชน) FINANSIA SYRUS SECURITIES PUBLIC COMPANY LIMITED
029	บริษัทหลักทรัพย์ กรุงศรี จำกัด (มหาชน) KRUNGSRI SECURITIES PUBLIC COMPANY LIMITED		
SUB BROKER			
236	ธนาคารทิสโก้ จำกัด (มหาชน) TISCO BANK PUBLIC COMPANY LIMITED	243	บริษัทหลักทรัพย์ เพื่อธุรกิจหลักทรัพย์ จำกัด (มหาชน) TSFC SECURITIES PUBLIC COMPANY LIMITED
242	บริษัทหลักทรัพย์ ซิตี้คอร์ป (ประเทศไทย) จำกัด CITICORP SECURITIES (THAILAND) LIMITED	245	ธนาคารธนชาต จำกัด (มหาชน) THANACHART BANK PUBLIC COMPANY LIMITED
CUSTODIAN			
301	ธนาคารซิตี้แบงก์ เอ็น.เอ. (CUSTODY SERVICES) CITIBANK N.A. -CUSTODY SERVICES	329	ธนาคารทหารไทย จำกัด (มหาชน) TMB BANK PUBLIC COMPANY LIMITED
302	ธนาคารไทยพาณิชย์ จำกัด (มหาชน) THE SIAM COMMERCIAL BANK PUBLIC COMPANY LIMITED	330	ธนาคารฮ่องกงและเซี่ยงไฮ้แบงกิ้งคอร์ปอเรชั่น จำกัด (เพื่อตราสารหนี้) THE HONGKONG AND SHANGHAI BANKING CORP.,LTD.BKK.-BOND
303	ธนาคารกรุงเทพ จำกัด (มหาชน) (ผู้รับฝากทรัพย์สิน) BANGKOK BANK PUBLIC COMPANY LIMITED - CUSTODY	334	บริษัทหลักทรัพย์ เพื่อธุรกิจหลักทรัพย์ จำกัด (มหาชน) (คัสโตเดียน) TSFC SECURITIES PUBLIC COMPANY LIMITED - CUSTODIAN
304	ธนาคารฮ่องกงและเซี่ยงไฮ้แบงกิ้ง คอร์ปอเรชั่น จำกัด THE HONGKONG AND SHANGHAI BANKING CORP.,LTD. BKK	336	ธนาคารเกียรตินาคิน จำกัด (มหาชน) KIATNAKIN BANK PUBLIC COMPANY LIMITED
305	ธนาคารกรุงไทย จำกัด (มหาชน) THE KRUNG THAI BANK PUBLIC COMPANY LIMITED	337	ธนาคารทหารไทย จำกัด (มหาชน) TMB BANK PUBLIC COMPANY LIMITED
308	ธนาคารกสิกรไทย จำกัด (มหาชน) KASIKORN BANK PUBLIC COMPANY LIMITED	339	ธนาคารทิสโก้ จำกัด (เพื่อรับฝากทรัพย์สิน) TISCO BANK PUBLIC COMPANY LIMITED (CUSTODIAN)
312	ธนาคารสแตนดาร์ดชาร์เตอร์ด (ไทย) จำกัด (มหาชน) STANDARD CHARTERED (THAI) BANK PUBLIC COMPANY LIMITED	340	ธนาคารเจพีมอร์แกน เชส (เพื่อค้าตราสารหนี้) JP MORGAN CHASE BANK (BOND TRADING)
316	ธนาคารไอซีบีซี (ไทย) จำกัด (มหาชน) INDUSTRIAL AND COMMERCIAL BANK OF CHINA (THAI) PUBLIC COMPANY LIMITED	343	ธนาคารซีไอเอ็มบี ไทย จำกัด (มหาชน) CIMB THAI BANK PUBLIC COMPANY LIMITED
320	ธนาคารดอยซ์แบงก์ เอจี สาขากรุงเทพฯ - เพื่อรับฝากทรัพย์สิน DEUTSCHE BANK AKTIENGESELLSCHAFT BANGKOK BRANCH - CUSTODY SERVICES	345	ธนาคารธนชาต จำกัด (มหาชน) THANACHART BANK PUBLIC COMPANY LIMITED
328	ธนาคารกรุงศรีอยุธยา จำกัด (มหาชน) BANK OF AYUDHYA PUBLIC COMPANY LIMITED	425	ธนาคารกรุงไทย จำกัด (มหาชน) (เพื่อลูกค้า) KRUNG THAI BANK PUBLIC COMPANY LIMITED (FOR CUSTOMER)

ส่วนที่ 1	สำหรับผู้ชำระเงิน / Client's copy

บริษัทหลักทรัพย์ บัวหลวง จำกัด (มหาชน)
BUALUANG SECURITIES PUBLIC COMPANY LIMITED
ชั้น 29 อาคารสีลมคอมเพล็กซ์ เลขที่ 191 ถนนสีลม บางรัก กรุงเทพฯ 10500
29 th Fl., 191 Silom Complex Office Building, Silom Road, Bangkok 10500
ฝ่ายปฏิบัติการหลักทรัพย์ / Operations Dept. (02) 618-1140,1143
แฟกซ์ / Fax : (02) 618-1120

RO Subscription form

ชื่อหุ้น RO บริษัท ปูนซีเมนต์นครหลวง จำกัด (มหาชน) SCCC

วันที่/Date.................... สาขาผู้รับฝาก/Branch....................

ชื่อผู้ถือหุ้น Name ....

ธนาคารกรุงเทพ

Service Code: BLSIPO
BR.NO. 0101 / COMP CODE. 41889

Ref 1 ☐☐☐☐☐☐☐☐☐☐
เลขทะเบียนผู้ถือหุ้น / Registration No.

Ref 2 ☐☐☐☐☐☐☐☐☐☐☐☐☐
เลขบัตรประชาชนหรือเลขที่หนังสือเดินทาง / ID or Passport Number

หมายเลขเช็ค/Cheque No.	เช็คลงวันที่/Date	ชื่อธนาคาร/Bank Name	ชื่อสาขา/Branch
....	....	....	....

จำนวนเงิน Amount		บาท Baht

จำนวนเงินตัวอักษร Amount in words	

สำหรับเจ้าหน้าที่ธนาคาร/For bank officer

ผู้รับเงิน....................

ชื่อผู้นำฝาก/Deposit by....................

โทรศัพท์/Telephone ....

โปรดชำระเงินและนำส่งแบบฟอร์มพร้อมกับเอกสารการจองซื้อที่ฝ่ายปฏิบัติการหลักทรัพย์ โทร. 0-2618-1140, 1143
Please make payment and submit this form together with the subscription documents to Operations Dept., Tel. 0-2618-1140, 1143

ส่วนที่ 2	สำหรับธนาคาร / Bank's copy

บริษัทหลักทรัพย์ บัวหลวง จำกัด (มหาชน)
BUALUANG SECURITIES PUBLIC COMPANY LIMITED
ชั้น 29 อาคารสีลมคอมเพล็กซ์ เลขที่ 191 ถนนสีลม บางรัก กรุงเทพฯ 10500
29 th Fl., 191 Silom Complex Office Building, Silom Road, Bangkok 10500
ฝ่ายปฏิบัติการหลักทรัพย์ / Operations Dept. (02) 618-1140,1143
แฟกซ์ / Fax : (02) 618-1120

RO Subscription form
สำหรับเจ้าหน้าที่ธนาคารโปรดทำรายการทันที

ชื่อหุ้น RO บริษัท ปูนซีเมนต์นครหลวง จำกัด (มหาชน) SCCC

วันที่/Date.................... สาขาผู้รับฝาก/Branch....................

ชื่อผู้ถือหุ้น Name ....

ธนาคารกรุงเทพ

Service Code: BLSIPO
BR.NO. 0101 / COMP CODE. 41889

Ref 1 ☐☐☐☐☐☐☐☐☐☐
เลขทะเบียนผู้ถือหุ้น / Registration No.

Ref 2 ☐☐☐☐☐☐☐☐☐☐☐☐☐
เลขบัตรประชาชนหรือเลขที่หนังสือเดินทาง / ID or Passport Number

หมายเลขเช็ค/Cheque No.	เช็คลงวันที่/Date	ชื่อธนาคาร/Bank Name	ชื่อสาขา/Branch
....	....	....	....

จำนวนเงิน Amount		บาท Baht

จำนวนเงินตัวอักษร Amount in words	

สำหรับเจ้าหน้าที่ธนาคาร/For bank officer

ผู้รับเงิน....................

ชื่อผู้นำฝาก/Deposit by....................

โทรศัพท์/Telephone ....

โปรดชำระเงินและนำส่งแบบฟอร์มพร้อมกับเอกสารการจองซื้อที่ฝ่ายปฏิบัติการหลักทรัพย์ โทร. 0-2618-1140, 1143
Please make payment and submit this form together with the subscription documents to Operations Dept., Tel. 0-2618-1140, 1143

----- ตัวอย่าง -----

บริษัทหลักทรัพย์ บัวหลวง จำกัด (มหาชน)
BUALUANG SECURITIES PUBLIC COMPANY LIMITED

ชั้น 29 อาคารสีลมคอมเพล็กซ์ เลขที่ 191 ถนนสีลม บางรัก กรุงเทพฯ 10500
29 th Fl., 191 Silom Complex Office Building, Silom Road, Bangkok 10500
ฝ่ายปฏิบัติการหลักทรัพย์ / Operations Dept. (02) 618-1140,1143
แฟกซ์ / Fax : (02) 618-1120

ส่วนที่ 1	สำหรับผู้ชำระเงิน / Client's copy

RO Subscription form

ชื่อหุ้น RO บริษัท ปูนซีเมนต์นครหลวง จำกัด (มหาชน) sccc

วันที่/Date 2/5/60 สาขาผู้รับฝาก/Branch

ธนาคารกรุงเทพ

Service Code: BLSIPO
BR.NO. 0101 / COMP CODE. 41889

ชื่อผู้ถือหุ้น Name
นายตัวอย่าง เพิ่มทุน

Ref 1
1	0	0	1	5	0	9	7	9	9

เลขทะเบียนผู้ถือหุ้น / Registration No.

Ref 2
3	1	0	1	5	0	0	0	4	4	4	6	6

เลขบัตรประชาชนหรือเลขที่หนังสือเดินทาง / ID or Passport Number

หมายเลขเช็ค/Cheque No.	เช็คลงวันที่/Date	ชื่อธนาคาร/Bank Name	ชื่อสาขา/Branch

จำนวนเงิน Amount	2,820,000	บาท Baht

จำนวนเป็นตัวอักษร Amount in words	สองล้านแปดแสนสองหมื่นบาท

สำหรับเจ้าหน้าที่ธนาคาร/For bank officer

ผู้รับเงิน..

ชื่อผู้นำฝาก/Deposit by..

โทรศัพท์/Telephone..

โปรดชำระเงินและนำส่งแบบฟอร์มพร้อมกับเอกสารการจองซื้อที่ฝ่ายปฏิบัติการหลักทรัพย์ โทร. 0-2618-1140, 1143
Please make payment and submit this form together with the subscription documents to Operations Dept., Tel. 0-2618-1140, 1143

ใบรับรองการจองซื้อหุ้น
SUBSCRIPTION CERTIFICATE

บริษัท Company: บริษัท ปูนซีเมนต์นครหลวง จำกัด (มหาชน)

วันที่ Date: 2/5/60

เรียน 1001509799 ฝากส่งวันที่ 2/6/60 SCCC

TO : นายตัวอย่าง เพิ่มทุน
191 สีลมคอมเพล็กซ์ บางรัก กทม.

90250

No.80

RT520687410TH

(กรุณาแนบใบรับรองการจองซื้อหุ้นนี้พร้อมกับใบจองซื้อหุ้น)
PLEASE SUBMIT WITH YOUR SUNSCRIPTION FORM

เลขทะเบียนผู้ถือหุ้น Registration No.	ท่านถือหุ้นเดิมอยู่ NUMBER OF SHARED HELD		ท่านมีสิทธิจองซื้อหุ้นใหม่ได้ YOUR SUBSCRIPTION RIGHT	จำนวนเงินค่าหุ้นที่ออกใหม่ AMOUNT (BAHT)
1001509799	สามัญ	38,153	[3.382353 : 1.000000 @ 250.00000]	2,820,000.00
	บุริมสิทธิ			
	รวม	38,153	11,280	

ในกรณีที่จองซื้อไม่ตรงตามสิทธิ โปรดกรอกช่องนี้
IN CASE OF SUBSCRIPTION NOT EQUAL TO THE SUBSCRIPTION RIGHT
PLEASE FILL IN HERE

Deposit into an issuer account only

I/We

National I.D. card/ passport/ company registration no

For Individual Person

1. Place of Birth (Country)

2. Second Nationality

3. Permanent Address

Province/State/Region	Country	Postal

For Juristic Person

1. Incorporated in (Country)

2. FATCA Status*

(Please answer the attached questionnaire and fill in its result in this field)

• In case of Passive NPFFE, please specify the % of U.S. shareholders/owners

• In case of PFFI, of RDCFFI, please specify GIIN Number

I/We request to deposit these securities with the Thailand Securities Depository (TSD) in the account of the issuing company. I/We hereby certify that the aforementioned statements are complete and true. Should TSD incur any direct or indirect damage, obligation or expense due to complying with my request as given above, I/we shall be fully responsible and shall unconditionally compensate TSD in full. In addition, I/We acknowledge that TSD may appear in this document disclosure to the organization having agreement with TSD and/or Government agencies that have the legal power to request such information.

Signature	Securities holder

(	) Phone no

Entity Status Certification and Information Disclosure Consent Form under FATCA

Certification of the Claimed FATCA Status

I hereby certify that I have the status as follows;

Part 1: Place of Incorporation

	Certification of the Claimed FATCA Status	FATCA Status for Non-U.S. Entities
[ ] [ ]	1.1 1.2

I am an entity that is incorporated in:                                          (Fill in a country)

I am a branch of an entity. Please specify the place of incorporation of the head office:

                                          (Fill in a country)

In case the entity is incorporated in the U.S., I have attached W-9 certifying the status herewith.

(If you are a non-U.S. entity or a branch of non-U.S. entity, please proceed to Part 2. Apart from that, your certificate of the claimed FATCA status is complete.)

U.S. Person / Non-U.S. Entities

Part 2: FATCA Status for Non-U.S. Entities

	Certification of the Claimed FATCA Status		FATCA Status for Non-U.S. Entities
[ ]	2.1	I am a financial institution of the type of Participating Foreign Financial Institution or Registered Deemed-Compliant FFI with GIIN:	PFFI, RDCFFI

[ ]	2.2	I am a financial institution of the type of Non-Participating Foreign Financial Institution.	NPFFI

[ ]	2.3	I am a financial institution of the type of Certified Deemed-Compliant FFI and have attached W-8BEN-E certifying the status herewith.	CDCFFI

[ ]	2.4	I am a publicly traded (listed) company or affiliate of a listed company; My evidence of listing or affiliation of a listing company is in a copy of the latest financial statement attached herewith.	Excepted NFFE

[ ]	2.5

I am a government (agents), international organization, or central bank of issue;

I certify that I am the beneficial owner of any payment in connection with the securities that is going to be sold or transferred, and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or commercial banks.

			Exempt Beneficial Owner

[ ]	2.6	I am a non-profit organization; I certify that I am exempt from income tax under Thai revenue code.	Non-Profit Organization

[ ]	2.7

I am a non-financial institution whose main income is not from investing.

I certify that I am not incorporated in the U.S. and not a financial institution and not exceeding half of my income as stated in my latest financial statement are derived from the following four groups and not exceeding half of my assets as stated in my latest financial statement can generate incomes in the following four groups as follows;

Group 1: Dividend and Interest

			Active NFFE

Group 2: Rental and Royalties

Group 3: Income from certain transactions

•    Sales of any asset generating income in Group 1 and Group 2

•    Income from commodity derivative contracts

•    Foreign exchange income

•    Income from SWAP contract (Notional Principal Contract)

Group 4: Income from insurance and annuity contracts

•    Income from reserving activities (insurance company only)

•    Income from annuity contracts

•    Income from insurance contracts

[ ]

2.8   I am a non-financial institution whose main income is from investing.

I certify that I am not incorporated in the U.S. and not a financial institution and exceeding half of my income as stated in my latest financial statement are derived from the abovementioned four groups of income or exceeding half of my assets as stated in my latest financial statement can generate incomes in the abovementioned four groups of income.

I also hereby declared my U.S. ownership as follows;

[    ] I do not have any owner/shareholder who is a U.S. person or

[    ] I have owner(s)/shareholder(s) who is (are) U.S. persons and have hereby disclosed the name, address, and U.S. Tax Identification Number (TIN) of each holder as follows;

Passive NFFE

Name	Address	TIN

[ ]	2.9 I am not eligible for any status provided above I have herewith attached W-8BEN-E with the status of	Others

Attachment 7

Affix THB 30 Stamp Duty

Power of Attorney

For the Rights Offering Subscription of

Siam City Cement Public Company Limited (the “Company”)

Date

I/We     ☐ Mr.     ☐ Mrs. ☐ Ms. ☐ Juristic Person                              ☐ ID Card Number  or ☐ Alien ID Card ☐ Passport Number ☐ Juristic Number                                  Address according to the Company’s data from list of shareholders as of 12 April 2017 as the Company receives from Thailand Securities Depository Co., Ltd., Telephone No.                                  Nationality

I/We own, according to Share Register Book as of 12 April 2017                                          ordinary shares, and have the rights to subscribe for                                          new ordinary shares. I/We hereby authorize     ☐ Mr.     ☐ Mrs. ☐ Ms.                                           Nationality                      Age          years ☐ ID Card Number Address no.                                      Moo baan/ Building                                      Soi                                  Road                                  Sub-district                                       District                                      Province                                      Postal Code                                  (the “Attorney”) to be the true and legal attorney to have full power and authority to do and perform all and every act in relation to subscription of                                          new ordinary shares, including to sign or amend information in the subscription form for new ordinary shares of the Company, to make payment for subscription form for new ordinary shares of the Company, to submit documents in relation to the subscription form for new ordinary shares of the Company and perform any acts in relation to subscription form for new ordinary shares of the Company on my/our behalf.

All actions authorized by this Power of Attorney may be taken by the Attorney as if they were my/our actions. Any and all acts done pursuant to this Power of Attorney shall therefore be regarded as if they were my/our actions and be valid and effectual.

Signed		Grantor
	(	)

Signed		Attorney
	(	)

Signed		Witness
	(	)

Signed		Witness
	(	)

Attachment 8

-Translation-

Information Memorandum on Capital Increase and Share Allocation

Part 1

Information on Allocation of newly Issued Shares

1.	Capital Increase

The Board of Directors Meeting of Siam City Cement Public Company Limited (the “Company” or “SCCC”) No. 146 held on 10 February 2017, passed a resolution approving to propose to the Annual General Meeting of the Shareholders No. 24 held on 31 March 2017 (“The Annual General Meeting of Shareholders”) for consideration and approval of the increase of registered capital from 2,300,000,000 Baht to 2,980,000,000 Baht by issuing 68,000,000 newly issued ordinary shares with a par value of 10 Baht per share, totaling 680,000,000 Baht and the allotment of new ordinary shares of no more than 68,000,000 shares with a par value of 10 Baht per share to be offered for sale to the existing shareholders of the Company in proportion to their respective shareholding Details of the capital increase are as listed below:

2.	Allotment of newly Issued Ordinary Shares

The Company will allot no more than 68,000,000 new ordinary shares with a par value of 10 Baht each to be offered for sale to the existing shareholders of the Company in proportion to their respective shareholdings (Rights Offering), in accordance with the details of allotment below.

2.1	Details of the Allotment of newly Issued Ordinary Shares

Allotted to	Number of shares (shares)	Ratio (old : new)	Sale Price (Baht/Share)	Subscription and Payment Period
The Company’s existing shareholders in proportion to their respective shareholding	No more than 68,000,000 shares	3.382353 : 1	250	2– 4 May 2017 and 8 - 9 May 2017( totaling 5 business days)

Remarks

(a)	The Annual General Meeting of Shareholders approved to fix the date for determining a list of shareholders who are entitled to the allotment and offer for sale of new ordinary shares (Record Date) on 11 April 2017, and to compile the list of shareholders in accordance with section 225 of the Securities and Exchange Act B.E. 2535 (1992) (as amended) (the “SEC Act”) on 12 April 2017 as the closing date.

Attachment 8

(b)	The Annual General Meeting of Shareholders approved the allotment of no more than 68,000,000 new ordinary shares with a par value of Baht 10 each to be offered for sale to the existing shareholders of the Company in proportion to their respective shareholdings (Rights Offering) at the rate of 3. 382353 existing ordinary shares per 1 new ordinary share, at the offering price of 250.00 Baht per share. A fraction of a share as a result of the calculation, if any, shall be disregarded. Shareholders may subscribe for the new ordinary shares in excess of their respective proportions (Oversubscription), provided that the existing shareholders who subscribe for shares in excess of their respective proportions will be allotted of the new ordinary shares for which they over- subscribe only if there are shares remaining after the full allotment to the existing shareholders who subscribe for the new ordinary shares in accordance with their respective proportions.

In the allotment of new ordinary shares to the existing shareholders in proportion to their respective shareholdings (Rights Offering), if there are new ordinary shares remaining after the first allotment to the Company’s existing shareholders in proportion to their respective shareholdings (Rights Offering), the remaining shares shall be allotted to the oversubscribing shareholders, based on their existing shareholding and at the same offering price as stated above, as follows:

(1)	If the number of the shares remaining from the allotment to the existing shareholders of the Company in proportion to their respective shareholdings (Rights Offering) in the first round exceeds or is equal to the number of the shares to be oversubscribed by the existing shareholders, the remaining shares shall be allotted to the oversubscribing shareholders who make payment for the subscription price in accordance with the number of shares oversubscribed by them.

(2)	If the number of the shares remaining from the allotment to the existing shareholders of the Company in proportion to their respective shareholdings (Rights Offering) in the first round is less than the number of the shares to be oversubscribed by the existing shareholders, the remaining shares shall be allotted to the oversubscribing shareholders as follows:

(a)	The remaining shares shall be allotted to the oversubscribing shareholders based on their existing shareholding percentages. To determine the number of shares to be allotted to each oversubscribing shareholder, the existing shareholding percentage of such oversubscribing shareholder shall be multiplied by the number of the remaining shares. A fraction of a share, if any, shall be disregarded. The number of shares to be allotted to each oversubscribing shareholder shall not exceed the number of shares subscribed and paid for by such shareholder.

Attachment 8

(b)	If there are remaining shares after the allotment under (a), the remaining shares shall be allotted to the oversubscribing shareholders who are not yet fully allotted with the shares subscribed by them in accordance with their respective shareholding percentages. To determine the number of shares to be allotted to each oversubscribing shareholder, the existing shareholding percentage of such oversubscribing shareholder shall be multiplied by the number of the remaining shares. A fraction of a share, if any, shall be disregarded. The number of shares to be allotted to each oversubscribing shareholder shall not exceed the number of shares subscribed and paid for by such shareholder. The allotment for oversubscription under (b) must proceed until there is no share remaining.

Under no circumstances will the Company allot shares to any oversubscribing shareholders in a manner which will result in such oversubscribing shareholders triggering the tender offer requirement prescribed under the Notification of the Capital Market Supervisory Board No. TorChor. 12/2554 re: Criteria, Conditions and Methods of takeover or in a manner which would result in a breach in the Company’s foreign shareholding limit of 49 percent of total issued shares of the Company.

If there are new ordinary shares remaining after the allotment to the existing shareholders in proportion to their respective shareholdings (Rights Offering) and the allotment to the oversubscribing shareholders, the Company will reduce its registered capital by cancelling the new ordinary shares remaining after the offering.

(c)	For the purpose of good order in the allotment of new ordinary shares, it was deemed appropriate to delegate the authority to (a) Chief Executive Officer and Senior Vice President (Finance & Controlling) and/ or (b) any persons assigned by Chief Executive Officer and Senior Vice President (Finance & Controlling), with the acknowledgement of the Chairperson of the Audit Committee, to take the following actions:

1)	to consider and determine the details of the allotment of new ordinary shares to be offered for sale to the Company’s existing shareholders in proportion to their respective shareholdings to be in compliance with Thai laws or regulations on issuance and offering of securities and foreign laws or regulations, and not to proceed to issue and allot new ordinary shares under this Rights Offering if the allotment will result in non-compliance with the laws or regulations or cause the Company to be imposed by onerous requirements under foreign laws or regulations;

Attachment 8

2)	to determine or change the date for determining a list of shareholders who are entitled to the allotment and offer for sale of new ordinary shares (Record Date) and the date of compiling the list of shareholders who are entitled to the allotment and offer for sale of new ordinary shares in accordance with section 225 of the SEC Act, the allotment of new ordinary shares, either once in full or in several allotments, the offering period, the offering ratio, the offering price and the payment method;

3)	to sign applications, waivers, notices, and any documents relating to the allotment of new ordinary shares, to liaise with, and to submit documents to the concerned authorities or agencies and to list the new ordinary shares on the Stock Exchange of Thailand; and

4)	to take any actions necessary for, and pertaining to, the issuance and offer for sale of the new ordinary shares to the existing shareholders in proportion to their respective shareholdings.

(d)	Presently, the Company has registered capital of 2,300,000,000 Baht. After the completion of the allotment, if the new ordinary shares are fully subscribed, the Company will have paid-up capital of 2,980,000,000 Baht.

2.2	The Company’s plan in case where there is a fraction of shares remaining

Any fractions resulted from the allotment of shares shall be disregarded.

3.	Schedule for the shareholders’ meeting to approve the capital increase and allotment of the newly issued ordinary shares

The Annual General Meeting of Shareholders approved to fix the date for determining a list of shareholder who are entitled to the allotment and offer for sale of new ordinary shares (Record Date) on 11 April 2017, and the date to compile the list of shareholders in accordance with Section 225 of the SEC Act on 12 April 2017.

4.	Subscription and Payment Period

From 2 to 4 May 2017 and 8 to 9 May 2017 (totaling of five business days) from 9:00 to 16:00 hrs.

Attachment 8

5.	Objectives of the capital increase and plans for utilizing proceeds received from the capital increase

•	To repay the outstanding debts of the Company, including interests and relevant expenses thereof, approximately 4,000 million Baht,

•	To use for the acquisition of Holcim (Vietnam) Limited charter capital, approximately 18,000 million Baht,

•	To use for the acquisition of Holcim (Lanka) Limited shares, approximately 13,000 million Baht, and

•	To use for the rebalancing of the Company’s capital structure, and for the general operating expenses including working capital of the Company.

6.	Benefits which the Company will receive from the capital increase/share allotment

This proceed from the capital increase will strengthen the Company’s financial structure which would enhance the capacity of the Company to conducting business, reduce the interests burden and to help rebalancing the capital structure of the Company to be suitable.

7.	Benefits which shareholders will receive from the capital increase/share allotment

7.1	Dividend Policy

The Company has a policy to payout at least 60% of net profit on its consolidated financial statements. In case of negative financial situation, the Board may propose a lower percentage of dividend payment as it considers appropriate under such circumstance. The benefits to the Company as mentioned will eventually enhance the Company’s capability to pay dividend to the shareholders.

7.2	Dividend entitlement from the Company’s business operations

Subscribers of newly issued shares issued for this capital increase will be entitled to receive dividend from the Company’s business operations starting from when the subscribers are registered as the shareholders of the Company.

Attachment 8

8.	Other details necessary for shareholders to approve the capital increase/share allotment:

Dilution effect

(1)	Control dilution

In the event that all existing shareholders fully subscribe for newly issued ordinary shares, there will be no control dilution effect. In the event that none of the shareholders subscribes for newly issued ordinary shares, the Company will decrease its registered capital by cancelling the remaining newly issued ordinary shares which would not affect to the amount of paid- up registered shares and no control dilution effect.

(2)	Price dilution

Price Dilution	=	(Market Price – Market Price after offering)/Market Price

whereby:

Market Price	=	The weighted average market price 7 business days prior to the Board of Directors Meeting dated 10 February 2017

Market Price after offering	=	[(Market Price x Paid-up Shares) + (New Shares Offering Price x New Shares)]/(Paid-up Shares + New Shares)

	=	[(281.99 x 230,000,000) + (250.00 x 68,000,000)]/(230,000,000 + 68,000,000)

	=	274.69 Baht per share

Price Dilution	=	2.59%

After the issuance and offering of newly issued ordinary shares, the ordinary shares of the Company will be affected from price dilution at approximately 2.59 percent. (Note: the price of the ordinary shares of the Company before the issuance and offering of the newly issued ordinary shares used to calculate the price dilution is the weighted average market price of the ordinary shares during 1 February 2017 to 9 February 2017, which is equal to Baht 281.99.)

Attachment 8

(3)	Earnings per share dilution

EPS Dilution	=	(EPS before offering – EPS after offering)/EPS before offering whereby:

EPS before offering	=	Last 12 Months Net Profit/Paid-up Shares

	=	3,914,118,706/230,000,000

	=	17.02 Baht per share

EPS after offering	=	Last 12 Months Net Profit/(Paid-up Shares + New shares)

	=	3,914,118,706/(230,000,000 + 68,000,000)

	=	13.13 Baht per share

EPS Dilution	=	22.82%

Remarks:	Net profit on consolidated basis from 1 January 2016 to 31 December 2016 is Baht 3,914,118,706.

In the case that all existing shareholders subscribe for the newly issued ordinary shares in accordance with their rights, the existing shareholders will be affected from earnings per share dilution from the number of ordinary shares issued and offered to the existing shareholders in proportion to their respective shareholdings, which equal to 22.82 percent.

Attachment 8

Part 2

General Information of Siam City Cement Public Company Limited

1.	Name and Address

Siam City Cement Public Company Limited (the “Company” or “SCCC”) is located at Column Tower, 7th - 12th Floor,199 Ratchadapisek Road, Klongtoey Sub-district, Klongtoey District, Bangkok 10110

2.	Business Overview of the Company and its Subsidiaries

2.1	Nature of Business

Siam City Cement Public Company Limited was registered as a limited company on 16 May 1969, to produce and sell cement products. The Company began cement production after the completion of its cement plant in 1972. The Company listed on the Stock Exchange of Thailand in 1977, and in 1993 was officially renamed “Siam City Cement Public Company Limited”.

With the determination to continuously develop the businesses, The Company has restructured the business, reformed the operations and the work process. Today, The Company has expanded its businesses so far as to establish affiliated companies and ventures in which the Companies hold shares both directly and indirectly. The SCCC Group was able to develop Products and Services related to the main business of the Company encompassing operations involving many types of construction and fiber-cement decorative materials for architectural works both domestically and abroad.

Attachment 8

Group Business Structure

Currently, SCCC has total of 15 direct and indirect subsidiaries, 2 associates, and 1 joint venture.

Siam City Cement Public Company Limited
Subsidiary
Associate
Joint venture
100%
Siam City Concrete Company Limited
98.95%
SIAM CITY CEMENT LANKA
Siam City Cement (Lanka) Limited
100%
SCCC Galle Cement Terminal (Private) Limited
90%
Mahaweli Marine Cement (Private) Limited
100%
INSEE Superblock Company Limited
100%
INSEE Ecocycle Company Limited
100%
Siam City Power Company Limited
100%
INSEE Digital Company Limited
100%
SIAM CITY CEMENT BANGLADESH
Siam City Cement (Bangladesh) Limited
100%
CONWOOD
Conwood Company Limited
100%
CONWOOD
PT. Conwood Indonesia
100%
Globe Cement Company Limited
65%
SIAM CITY CEMENT VIETNAM
Siam City Cement (Vietnam) Limited
100%
Lafarge Cement Limited Liability Company
100%
Siam City Cement Trading Company Limited
44.99%
LANNA RESOURCES
Lanna Resources Public Company Limited
4.72%
Thai Agro Energy Public Company Limited
40%
CHIP MONG INSEE
Chip Mong INSEE Cement Corporation

Attachment 8

Company	Percentage of Ownership Interest (percent)	Registered Capital	Paid-up Capital	Type of Business
Subsidiaries
Cement Segment and Support Cement Operation
Globe Cement Co., Ltd.	100.00	701 million Baht	701 million Baht	Cement manufacturing
Siam City Cement (Bangladesh) Ltd.	100.00	BDT 2,800 million	BDT 2,242 million	Cement manufacturing
Siam City Cement (Lanka) Limited (held by Siam City Concrete Co., Ltd.)	98.95	LKR 1,663 million	LKR 1,663 million	Cement manufacturing
SCCC Galle Cement Terminal (Private) Ltd. (held by Siam City Cement (Lanka) Limited)	100.00	LKR 1,460 million	LKR 1,460 million	Cement Trading
Mahaweli Marine Cement (Private) Ltd. (held by Siam City Cement (Lanka) Limited)	90.00	LKR 4.8 million	LKR 4.8 million	Cement Trading
Siam City Cement (Vietnam) Limited	65.00	VND 3,030.4 billion	VND 3,030.4 billion	Cement manufacturing and distributing
Lafarge Cement Limited Liability Company (held by Siam City Cement (Vietnam) Limited)	100.00	VND 812.1 billion	VND 812.1 billion	Cement and concrete manufacturing and distributing
Siam City Power Co., Ltd.	100.00	2,000 million Baht	2,000 million Baht	Electricity generation from waste heat
INSEE Ecocycle Co., Ltd.	100.00	400 million Baht	400 million Baht	Industrial waste disposal and alternative fuel and raw material trading and industrial cleaning service business
Concrete and Aggregates Segment
Siam City Concrete Co., Ltd.	100.00	2,500 million Baht	2,500 million Baht	Ready-mixed concrete and aggregates
INSEE Superblock Co., Ltd.	100.00	500 million Baht	500 million Baht	Light-weight concrete products
Other Segments
Conwood Co., Ltd.	100.00	300 million Baht	300 million Baht	Construction material
PT. Conwood Indonesia (held by Conwood Co., Ltd.)	100.00	USD 78 million	USD 78 million	Construction material
INSEE Digital Co., Ltd.	100.00	700 million Baht	700 million Baht	Technical service and information technology management and development services
Siam City Cement Trading Company Limited	99.99	5 million Baht	5 million Baht	Trading, import and export business
Associated Company
Lanna Resources Plc. Ltd	44.99	525 million Baht	525 million Baht	Coal production and distribution
Thai Agro Energy Public Company Limited	4.72	1,000 million Baht	1,000 million Baht	Ethanol production and distribution
Joint Venture Company
Chip Mong INSEE Cement Co., Ltd.	40.00	USD 106 million	USD 106 million	Cement manufacturing and trading

Remark: /1 Company name of Lafarge Cement Limited Liability Company will be changed in the future

Attachment 8

Group Business Portfolio

Cement Segment and Support Cement Operation

a)	Siam City Cement Public Company Limited

SCCC is one of the leading cement producer in Thailand. The Company has a total of six cement kilns with the clinker capacity of 13 million tons. Currently, five kilns are in operation, with the combined production capacity of 12 million tons. In term of cement production, the Company runs 12 cement mills with the maximum capacity of 17 million tons. However, cement capacity relies on clinker capacity, limited to 14 million tons. Thailand’s cement production capacity is approximately 60 million tons, with most Thai cement plants running at about 60 percent capacity. With its excess capacity, Thailand remains one of the largest cement exporters in the world. Thailand’s cement industry was recently buoyed by the country’s economic growth policies and government sponsored infrastructure investment.

Products and Services

SCCC currently offers five major types of cement products;

1.	Portland Cement: specially developed for production of high strength reinforced concrete, high quality concrete tiles, and all kind of concrete piles and poles and panels, as well as pre-stressed concrete products.

2.	Hydraulic Cement: developed for equivalent applications as those of Portland cement while being even more environmentally friendly.

3.	Mixed Cement: specially formulated for plastering and bricklaying works, where good workability with smooth and finishing works are required

4.	Masonry Cement: designed for fine plastering work, where extremely smooth finishing is essential, as well as maintaining excellent plastering workability to ensure masonry quality.

5.	INSEE Mortar: fulfills customers’ need for absolute convenience and quality by providing the ready to use cement. INSEE Mortar Max has currently offered cement for six applications: (1) Plastering mortar (2) Brick laying mortar (3) Floor leveling (4) Tile adhesive (5) Dry concreting and (6) Cast wall mortar

Attachment 8

Marketing and Competition

In 2016, the Thai economy expanded by 3 percent, improving from 2.8 percent in 2015. The supporting factors for growth included (1) the increase in government expenditure and the progress of the infrastructure investment plans, especially road and rail projects; (2) the drive from the government’s additional packages launched during September 2015 to April 2016; (3) the increasing number of inbound tourists; (4) the constantly low crude oil price; and (5) the considerable improvement in farm income which was supported by improvements in agricultural production and key agricultural prices. However, the sluggish recovery of the global economy, with the weak global demand also caused a decrease in export values.

The construction sector expanded according to the acceleration in public construction, but private construction significantly contracted. This was in line with the contraction of key indicators, including permitted construction areas. The industrial segment was affected by the delay in supporting policies while the residential segment was more cautious in initiating new projects due to lower consumer confidence index and the household debt situation. The sales of cement products decreased, while the prices of construction materials continued to drop due to the contraction of the major price index, especially the prices of cement, concrete and wood products

In addition, an increase in the domestic and regional cement production capacities affected the cement market, leading to higher competition among cement producers and distribution channels. Hence, short-term tactical pricing was implemented by both cement producers and dealers to secure their respective customer groups.

However, the long-running competition among cement producers will still focus on delivering superior products and service quality to improve end-user satisfaction and promoting direct product experience through various marketing and media events which would yield higher brand exposure and acceptance. Superior relationship with the distribution channels, both dealers and producers, was also one of its key strengths due to the implementation of various customer relationship management platforms and business solutions. To escalate relationship levels with its customers and improve distribution efficiencies, The Company continuously provided business support programs to ensure the competitiveness and to build a sense of cooperation which reduced native business impact from competitors’ new marketing strategies.

Attachment 8

b)	Globe Cement Company Limited

Products and Services

Globe Cement Company Limited has a production capacity of 844,000 metric tons per year. The Company produces and distributes main products as follows;

1.	Hydraulic Cement, Blue Globe: for heavy construction which requires high compressive strength or/ resistance

2.	Masonry, Green Globe: for plastering, brickwork and basic construction with light loads.

3.	Mixed Cement, Super Globe (Multi-purpose masonry Cement)

Marketing and Competition

In 2016, Globe Cement Company Limited generates its operating income primarily from Portland cement sales. The key marketing policy for Products and Services is to provide a wide range of products at competitive price together with fast delivery service. Characteristic of our target customer group are lower premium group. The Company distributes the products through distributers and retailers of approximately 90 percent, modern trade of approximately six percent of total sales. The Company focuses on competing in high quality product market which competition is very intense from numbers of competitors. Cement sales and distribution channel are operated through customer one stop service center. Globe Cement Company Limited offer online web services (e-Selling) and order system through mobile phone (m-Selling) to customers which is available 24 hours a day; customers can place orders via website or mobile phones with ready access to important information from anytime and anywhere regarding orders and new products and service, delivery status, etc.

Increased intense competitive conditions within the cement industry in recent years have affected on the pricing mechanism. Besides, political instability is another factor that makes investments in large infrastructure projects of public and private sector slowdown which resulting in decline of demand for cement consumption.

However, the Company’s key success factors are the quality and value of products with fast responsive services to customers. This is vital to the Company to maintain its competitiveness among the strong competition in the industry.

Attachment 8

c)	Siam City Cement (Bangladesh) Limited

Products and Services

Siam City Cement (Bangladesh) Limited is producing two types of cement product; Ordinary Portland Cement (OPC) and Portland Composite Cement (PCC) under “INSEE” trademark. The company delivers a high quality and products and premium services with BSTI standard (Bangladesh Standards and Testing Institution) to many customer sectors such as distributors, contractors, homeowners and developers. Currently, the Company has one production line with annual capacity of 550,000 tons. The company also has planned to increase the production capacity to 1.2 million tons cement per annum in next two years.

Marketing and Competition

Siam City Cement (Bangladesh) Limited has focused on quality Products and Services with distribution in domestic markets through channels such as business partners, project owners, contractors and developers, mainly in Dhaka and Chittagong, since their cement demand is increasing from their local state of development and requirement for housing and infrastructure. With densely population of 158 million, Bangladesh has cement market size at 24 million tons per year, in other words, cement consumption per capita is approximately 100 kg per person which is relatively low with room to grow. Political turmoil is identified as one of the key risk factor that impacts the growth of the economy which in turn affects the cement demand. However, cement demand is forecasted to continuously growth at 8 percent per year, owing to improve political stability as well as a challenging business environment of 35 players, both local and international companies.

d)	Siam City Cement Lanka Limited

Products and Services

Siam City Cement (Lanka) Limited is the sole cement dealer in Sri Lanka that operates an integrated cement production plant in the country, with clinker grinding and packaging facilities located at all major Sri Lankan sea ports. The company also provides housing solutions to customers at a very reasonable cost

Attachment 8

Marketing and Competition

Driven by post war (that ended in 2009) reconstruction and economic development, the country’s cement market has seen a healthy growth. The construction growth is benefitting from favorable economic environment with the country GDP growing an average above six percent, strong tourism sector boom, large infrastructure related investments for the next decade and the emergence of demand for high rise building apartments in big cities and affordable housing programs. The management is convinced that the cement market will continue to grow strongly both in the retail and B2B businesses.

Siam City Cement (Lanka) Limited has very strong and trusted brands, Sanstha and Marine Mahaweli, both in the market for decades and viewed as local products. The company will continue to implement his commercial strategies around three axes;

A unique cement product portfolio that takes into account performance, and environmental concerns. The Company is the leader in promoting application based blended cement in the country with each product presenting unique features depending on the segment served. The green agenda is very important to us and every step in the value chain is carefully and continuously reviewed to ensure that our carbon footprint is reduced. For instance, we have launched Ship-to-Ship operations or hybrid train-truck transportation to reduce our impact in distribution, and our products have received the green labels.

Siam City Cement (Lanka) Limited will continue to take advantage of the regional expertise of the Group to develop localized new solutions that bring additional benefits to our customers. In 2016, Siam City Cement (Lanka) has launched successfully a full solution for the affordable housing. Leverage SCCC Group various products beyond cement and make them available in Sri Lanka.

e)	Siam City Cement (Vietnam) Limited

On 28 February 2017, the Company acquire 65% of the total charter capital of Holcim (Vietnam) Limited from Lafarge Holcim Group. Holcim (Vietnam) Limited is one of the main player in Southern Vietnam. Afterward, the Company renamed Holcim (Vietnam) Limited as Siam City Cement (Vietnam) Limited. As of 31 December 2016, Holcim (Vietnam) Limited operates five cement plants, which consist of 1 integrated cement plant and 4 cement crushing plants, and seven ready mixed concrete batching plants.

Attachment 8

Holcim (Vietnam) Limited has total cement production capacity of approximately 6.3 million tons per year, clinker production capacity of 1.4 million tons per year, and a ready-mixed concrete capacity of 1.3 million m3 year.

Marketing and Competition

From 2017 to 2020, Southern Vietnamese’s cement industry is expected to grow at 6 percent per year, which is resulted from 1) Overall economic growth 2) Fundamental investment from both public and private sectors 3) Urban expansion. In addition, Southern Vietnam faces an undersupply of clinker since major raw materials for clinker production, is concentrated in the Northern and Central Vietnam. Thus, the clinker production in Southern Vietnam has to be supplied from the North and Central regions or import from neighboring countries. Moreover, the gap between demand and production capability of clinker in the South continuously increases.

Holcim (Vietnam) Limited holds a second market share of approximately 20 percent of total cement sales in Southern Vietnam. The company is after only Vietnam Cement Industry Corporation, which holds 27 percent of the market share in 2015.

f)	Chip Mong INSEE Cement Corporation

On the past decade, Cambodia construction market is expanding while SCCC has been one of the biggest cement provider in Cambodia market. While so, the competition with local cement producer has increased coupled with increasing cost of logistics, it is the right time to invest in a manufacturing point where it will be closer to the high consumption centers of Cambodia. Chip Mong INSEE Cement Corporation is a 60/40 joint venture between the Chip Mong Group of Cambodia and Siam City Cement (SCCC), where it combines the local expertise on market and distribution of CMG (Chip Mong Group) with best in cement technology know-how (SCCC).

g)	INSEE Ecocycle Company Limited

Products and Services

INSEE Ecocycle offers its waste management services across Thailand and specialist industrial cleaning services specifically for the oil & gas, chemical and power generation sectors both domestically and internationally. The Company’s services include:

1.	Consulting and field services: assist waste generators in identifying the most efficient and effective solutions to meet their needs.

Attachment 8

2.	Waste analysis and evaluation: analyze the physical and chemical properties of waste materials.

3.	Waste transportation service

4.	Waste pre-processing and co-processing services

5.	Industrial services: offers specialist industrial cleaning services

Marketing and Competition

INSEE Ecocycle’s customers include leading companies in oil & gas exploration and production, petrochemicals, automotive, electricity generation and various other industry sectors. These industries generate waste from their operations. The companies who are concerned in protecting their reputation engage us to provide safe, environmentally sound and sustainable solutions that meet their own internal requirements while adhering to all regulatory requirements.

The company’s goal is to make a real difference for our customers, their stakeholders and the environment. Most of our customers are aware of and emphasize on environmentally sound waste management. As specialist in sustainability, we partner with our customers and stakeholders to develop and deliver “peace-of-mind” environmental management solutions. We provide best practices sustainable environmental management solutions within true collaborative partnerships. Our task is to earn respect and trust through safeguarding our customers’ reputations.

h)	Siam City Power Company Limited

Products and Services

Siam City Power generates electricity from waste heat arising from cement production and offers the good saving to SCCC for the electrical energy cost. With the Waste Heat Recovery (WHR) technology, the Company has received Board of Investment (BOI) promotional privileges that receive the exemption of import duty on machinery and granted corporate income tax for a period of eight years. Moreover, the Company seeks to increase its capacity by planning of alternative power generation such as solar energy project in soon.

Attachment 8

Concrete and Aggregates Segment

i)	Siam City Concrete Company Limited

Products and Services

The company is comprised of two business units, which are INSEE Concrete and INSEE Aggregates;

1.	INSEE Concrete

1.1 Products and Services of INSEE Concrete

INSEE Concrete is a superior quality concrete product that can fulfill every need of every project. In 2016, INSEE Concrete has approximately 107 plants nationwide with a capacity of approximately 4.07 million cubic meters of concrete.

1.2 Marketing and Competition of INSEE Concrete

Government spending and investment were vital for the growth of the ready-mixed concrete market in 2016 and will continue to be the driver of growth in coming years, as private investment has not yet rebounded. Most property developers, for example, have postponed the launch of new projects due to weakening consumer purchasing power and a serious oversupply situation in the market. Moreover, commercial banks have become more rigid when it comes to loan approvals and that has accordingly slowed down the loan growth.

These factors have also impacted the overall picture and the growth momentum of the ready-mixed concrete market in 2016, when public investment has not been effective in driving the market growth. Consequently, price competition has become fiercer. Such conditions have forced INSEE Concrete to adjust its own strategy and put more emphasis on pushing products with high value into the market in order to make up for the weakening profit outlook of our regular products.

However, the ready-mixed concrete market has benefited from a number of large-scale construction projects from the Department of Rural Roads and the Department of Royal Irrigation, which have given a boost to the aggregates market, particularly in regards to the demand for crushed stone.

Hence, INSEE Concrete’s 2016 marketing policy emphasized quality and services to strengthen customer confidence in our brands. We have divided our customers according to different categories, including residence, commerce and industry. These accounts for approximately 80 percent of the total customers of The company, with the remaining 20 percent comprised of precast concrete and infrastructure customers.

Attachment 8

We have also developed our new Products and Services group-“INSEE Solution”-for a new segment of customers who have higher technical demands-INSEE Floor Solution and INSEE Wall Solution, for instance.

INSEE Concrete’s distribution has been through direct channels and through our distributors, our franchise network and Mini Mix in order to facilitate customers in every possible way.

Our market condition projection for 2017 suggests that INSEE Concrete will see price competition, and we expect private investment to grow markedly, both in the residential property sector and in the commercial property sector, across the country

2.	INSEE Aggregates

2.1 Products and Services of INSEE Aggregates

INSEE Aggregates has been providing quality sand and crushed rock through efficient management and logistics. In 2016, INSEE Aggregates opened four production units with the capacity of 4.9 million tons per year

2.2 Marketing and Competition of INSEE Aggregates

The 2016 marketing policy of INSEE Aggregates emphasized the preparation of a sufficient supply of quality and reliable products to meet customer demand. The operation was improved in high quality of product and increasing capacity of production. We have divided our customers into three groups: (1) Ready-Mixed Concrete, (2) Concrete Product Material and (3) Road Construction customers. The target customers for Ready-mixed Concrete and Concrete Product Material are INSEE Franchisees, all precast concrete works and concrete entrepreneurs. The sales strategy for these segments is emphasized external customer. For Road Construction segment, the target customers is contractor in government project e.g. road and infrastructure.

Attachment 8

INSEE Aggregates’ distribution has been through direct channels, the franchise network and SCCC. The major group of customers of INSEE Concrete, which is INSEE Aggregates’ major product, account for around 45 percent of all customers.

Competition in 2016 has been fierce, but the Company has been able to retain our customers by focusing on the quality and the availability of our products and both pre-and-post-sale services, which include programs such as the technical training and quality development training for all INSEE Aggregates customers.

Also notable is that the western region of Thailand has emerged to take a bigger market share, as a result of improved logistics costs and a quality issue arising from stone sources in the eastern and central region.

For 2017, we have assessed that market demand for our products should remain at the same level as seen during the second half of 2016, while there may be a positive development in demand for materials for road construction. The Company will continue with strategy of emphasizing the development of products and service quality without engaging in any price competition, while striving to maintain all customers whose primary focus is quality.

j)	INSEE Superblock Company Limited

Products and Services

INSEE Superblock Company Limited is a professional manufacturer of light-weight concrete product (Autoclaved Aerated Concrete: AAC) under “INSEE Superblock” brand, certified by ISO 9001:2008 to ensure product quality which suitable for all high-rise and low-rise buildings.

Marketing and competition

High competition in domestic light-weight concrete market continuing from the previous year as a result of projects delay from both public and private segment as well as lower than expected response from government stimulation programs. Moreover, oversupply situation in light-weight concrete market pressure price competition and lead to significant price drop. Nonetheless, the Company still believes that there is an opportunity to capture new demand from customers shifting from traditional material to Autoclaved Aerated Concrete: AAC which have lower total construction cost and time, also customers changing from Cellular Lightweight Concrete: CLC due to higher compressive strength.

Attachment 8

Other Products and Services

k)	Conwood Company Limited and PT. Conwood Indonesia

Products and Services

Conwood is the manufacturer of architectural decorative materials made from high-quality Portland cement and cellulose fibers under the brand “Conwood”. The Company offers four groups based on their applications; (1) floor, (2) wall, (3) eaves and ceiling, and (4) general decoration.

Marketing and Competition

Marketing and Competition in Thailand

In the past year, the competition in fiber cement market was fierce during to the economic slowdown, the entering of various alternative materials and the decline of consumer purchasing power and investor confidence. This brought Conwood a new challenge of maintaining market share. As Conwood has always emphasized on quality improvement, the Company set up Product and Solution Development unit to develop high competitive products. The new unit not only Created products of high quality, but also developed the application system that was in compliance with customers’ needs, both of which will enhance the potential to compete at regional level.

Regarding the business direction in 2017, Conwood will maintain its key strategy by focusing on key target which is low rise residential projects, as well as expand and strengthen its customer base covering architectures, interior designers, contractors and house owners. Conwood will also add values to products by developing the solution system that serve the markets’ demands and integrate a wider range of services into the One Stop Service Solution under the name CONWOOD i-SERVICE. Customers purchasing Conwood products can receive installation service and product warranty which will increase customer confidence in both of Products and Services quality Conwood’s key oversea markets have been the CLMV but in 2017, under the Select Market Strategy, the Company shifted its focus to new potential markets like Russia and South Korea as well as retained its customer base in the CLMV especially Vietnam.

Attachment 8

Marketing and Competition in Indonesia

Despite Thailand’s economic slowdown, the regional market conditions have been favorable for Conwood to penetrate the market and grow. Conwood was the first to establish fiber cement plant in Indonesia. The Company has been marketing products through a network of distributors across Indonesia’s main islands and significant areas since 2014. This has helped the Company to advance to regional market and create a platform for exports.

Conwood is innovative decorative products that looks like real wood, making them one of firstly chosen materials for many famous architectural projects. The brand has gained trust from key property developers, hotel networks and international restaurant chains. In 2016, “CONWOOD” continuously developed products and technology to differentiate its products from those of other brands. The Company also organized training workshops to teach local contractors about carving and making wood crafts out of Conwood products, leading to a variety of products with various usability. The products were also used for furniture building or applied to home decorations, adding charmingly unique to the place. The company aims to succeed through the Conwood brand awareness, the experience the brand provides and the loyalty to the brand.

l)	INSEE Digital Company Limited

Products and Services

INSEE Digital serves all SCCC and its Group companies to help them to apply IT and digital technology in their operations in order to create business differentiation and a competitive edge in the cement industry and the construction materials business. The company is expected to expand its services to other customers outside the Company

Marketing and Competition

At present, the Thai government promotes a digital economic policies and Thailand 4.0 policies. Markets and business models are changing rapidly with advancement of digital system. All subsidiaries of Siam City Cement Public Company Limited have recognized its importance and begun a process of transformation that steers the respective organizations toward adopting the appropriate digital technology to improve their business operations and also move toward ready for Industrial 4.0 era.

Attachment 8

m)	Siam City Cement Trading Company Limited

On 23 March 2017, the Company has established its new subsidiary, Siam City Cement Trading Company Limited, to operate trading, import and export business.

n)	Lanna Resources Public Company Limited

Lanna Resources Public Company Limited’s business operation consists of 2 major categories as follows:

(1)	Solid Fuel: Company’s core business is in the coal production and distribution domestically and overseas, having coal mine projects located in Indonesia as its base for coal production and distribution activities. In addition, the Company has ocean freight transport service business in Singapore.

(2)	Liquid Bio-Fuel: Company’s secondary core business is the ethanol production and distribution used for bio-fuel purpose in the Country. The production and distribution base is located in Dan Chang District, Suphanburi.

Marketing and Competition in Coal Industry

The trend of coal consumption is still growing as the price of oil and other sources of fuel are still significantly more costly than coal. Coal prices had been declining to the lowest level in early 2016 before recovering during the second half of year 2016 until the coal price climbed up to the highest level in four years in November 2016 before tapering off. The sudden increase in coal prices was mainly due to China’s policy on limiting coal production to reduce excess supply of coal and lessen environmental impact from air pollution. Nonetheless, coal prices are expected to remain fluctuated and stay in the level higher than that of year 2016 due to balancing of global coal supply and demand.

Marketing and Competition in Ethanol Industry

The Department of Energy Business, Ministry of Energy, is currently in the process of reviewing fuel consumption in the transport sector to promote the use of ethanol. In particular, the discontinuation of Gasohol E10 (Octane 91) on 1 January 2018. According to the current plan, only few types of gasoline will be available in year 2018, including Gasohol E10 (Octane 95), E20, E85 and Benzene and in 2036, only two types of gasoline will be available including Gasohol E20 and E85. Nonetheless, should Gasohol E10 (Octane 91) be discontinued as planned, certain number of car users will turn to Gasohol E10 (Octane 95) and also Gasohol E20 and E85 as there are a number of gas stations available for the car owners offering different types of gasoline with pricing differences as the incentive. Thus, as more consumers are using gasoline with higher blend of ethanol such as in Gasohol E85 or E20, the ethanol consumption demand will be achieved as planned sooner than anticipated

Attachment 8

o)	Thai Agro Energy Public Company Limited

Thai Agro Energy Public Company Limited engages in production and distribution of ethanol with 99.5 percent purity by volume, which is produced for use as fuel. The product is denatured before being sold to oil companies under Section 7 of the Petroleum Trading Act B.E. 2543 as a substance to be blended with gasoline at the ratios of 10, 20, and 85 per cent, resulting in E10, E20, and E85 gasohol respectively.

The plant has a combine capacity at 365,000 litres per day or 120.75 million litres per annum that consists of two production lines as follows:

Line 1: use Molasses as raw material and has an installed capacity of 165,000 litres per day

Line 2: use Molasses or tapioca as raw material and has an installed capacity of 200,000 litres per day

2.2	Revenue Structure

Siam City Cement Public Company Limited and its subsidiaries are organized into business units based on their Products and Services and have three reportable segments; Cement segment, Concrete and aggregates segment, and others.

Product line	2014 (Restated)		2015		2016
	Million Baht	%	Million Baht	%	Million Baht	%
Net Sales
Cement	24,637	70.28	24,260	70.46	27,696	73.02
Concrete and Aggregates	8,898	25.38	8,658	25.15	8,727	23.01
Others	1,519	4.33	1,514	4.39	1,506	3.97

Total net sales	35,054	100.00	34,432	100.00	37,929	100.00

Elimination	(3,192)		(3,312)		(3,737)

Total net sales according to financial statements *	31,862		31,120		34,192

*	Which were eliminated upon consolidation

Attachment 8

3	Lists od Board of Directors, Executive Committee, and 10 Major Shareholders

3.1	Board of Directors

As of 17 April 2017, there have been 12 members on the Board of Directors, as follows

Name	Position
Mr. Paul Heinz Hugentobler	Chairman
Mr. Chachchon Ratanarak	Director
Mr. Vanchai Tosomboon	Director
Ms. Nopporn Tirawattanagool	Director
Mr. Pongpinit Tejagupta	Director
Mr. David Alexander Newbigging	Director
Mr. Teng Wei Ann Adrian	Director
Dr.h.c. Harald Link	Independent Director
Dr. Sunee Sornchaitanasuk	Independent Director
Mr. Pradap Pibulsonggram	Independent Director
Mr. Charin Satchayan	Independent Director
Mr. Siva Mahasandana	Director & CEO

3.2	Executive Committee

As of 17 April 2017, there have been 6 members on the Executive Committee, as follows

Name	Position
Mr. Siva Mahasandana	Director & CEO
Mr. Chandana Liyanage	Senior Vice President (Finance and Controlling)
Mr. Tasporn Chantree ☐	Senior Vice President (People & Organizational Performance)
Mr. Somsak Pichetpinyo	Senior Vice President (Saraburi Operations)
Mr. Montri Nithiku	Senior Vice President (Marketing & Sales)
Mr. Paul Joseph Hayes	Senior Vice President (Logistics)

Attachment 8

3.3	Major Shareholders

As at 14 March 2017, the top 10 Major Shareholders are as follows:

Major Shareholders	Shares	% Shares
1. Sunrise Equity Company Limited	80,065,840	34.81%
2. JARDINE CYCLE & CARRIAGE LIMITED	57,499,900	24.99%
3. Bangkok Broadcasting and Television Company (BBTV)	21,681,000	9.43%
4. BNP PARIBAS SECURITIES SERVICES LUXEMBOURG	4,690,600	2.04%
5. Thai NDVR Co., Ltd.	3,792,305	1.65%
6. CHASE NOMINEES LIMITED	2,899,449	1.26%
7. Vayupak Mutual Fund by MFC Asset Management Public Company Limited	2,254,000	0.98%
8. Vayupak Mutual Fund by Krungthai Asset Management Public Company Limited	2,254,000	0.98%
9. Ms. Sasithorn Ratanarak	2,110,628	0.92%
10. STATE STREET BANK EUROPE LIMITED	1,848,542	0.80%

Proportion of Shareholding

Major Shareholders	Shares	% Shares
1. Ratanarak Group	109,685,968	47.69
2. JARDINE Group Company	57,499,900	24.99
3. Others	62,814,132	27.32

Total	230,000,000	100.00

3.	History of Capital Increase For The Past 3 Years

The Company did not increase capital in the past 3 years.

4.	History of Dividend Payment For The Past 3 Years

The company shall allocate dividend payment at least 60 percent of net profit on its consolidated financial statements. In case of negative financial situation, the Board may propose a lower percentage of dividend payment as it considers appropriate under such circumstance.

	2014	2015	2016
Divided (Baht/Share)	15.00	15.00	15.00
Dividend Payout Ratio (%)	67.77	75.34	88.14

Attachment 8

5.	Key Financial Information for the past 3 years

Statements of financial position

						(Unit: Baht)
	Consolidated Financial Statements			Separate Financial Statements
	2014	2015	2016	2014	2015	2016
Current Assets
Cash and cash equivalents	2,757,340,430	2,328,904,094	3,529,777,611	1,672,950,278	1,112,490,039	1,274,637,507
Trade and other receivables	3,925,355,965	3,967,034,529	4,594,890,282	3,022,534,803	2,913,594,875	3,350,605,283
Short-term loans to related parties	—	—	—	—	100,000,000	3,330,000,000
Inventories	2,040,251,450	2,322,938,252	3,065,231,633	1,668,641,353	1,951,624,216	1,640,473,032
Other current assets	330,462,304	293,033,916	1,305,098,518	108,357,208	73,827,338	97,673,458

Total current assets	9,053,410,149	8,911,910,791	12,494,998,044	6,472,483,642	6,151,536,468	9,693,389,280

Non-current assets
Restricted bank deposits	—	—	400,000	—	—	—
Investments in subsidiary companies	—	—	—	5,509,999,100	5,579,999,100	8,588,192,233
Investment in joint venture	—	433,080,000	1,476,335,099	—	433,080,000	1,518,290,320
Investments in associated companies	1,958,446,269	1,995,450,032	1,910,953,533	577,896,135	577,896,135	577,896,135
Other investment	155,000,000	155,000,000	—	155,000,000	155,000,000	—
Investment properties	—	—	—	—	—	307,199,762
Property, plant and equipment	20,800,730,808	21,420,700,138	27,009,398,967	13,762,008,142	14,389,586,751	14,964,954,241
Assets not used in operations	380,913,795	348,031,253	444,951,868	397,861,196	364,978,654	438,152,763
Goodwill	—	—	5,782,986,937	—	—	—
Intangible assets	2,250,446,566	3,297,065,691	11,628,118,312	2,090,304,904	3,142,596,329	2,122,578,144
Deferred tax assets	611,928,265	685,601,355	740,771,434	499,536,239	532,035,089	489,217,067
Other non-current assets	306,035,399	260,785,876	254,802,019	214,919,556	163,306,464	142,336,530

Total non-current assets	26,463,501,102	28,595,714,345	49,248,718,169	23,207,525,272	25,338,478,522	29,148,817,195

Total assets	35,516,911,251	37,507,625,136	61,743,716,213	29,680,008,914	31,490,014,990	38,842,206,475

Attachment 8

						(Unit: Baht)
	Consolidated Financial Statements			Separate Financial Statements
	2014	2015	2016	2014	2015	2016
Current liabilities
Short-term loans from related financial institution	140,000,000	230,000,000	10,599,250,000	—	—	—
Bank overdrafts and short-term loans from other financial institutions	151,443,109	650,606,500	5,860,768,619	—	—	3,200,000,000
Trade and other payables	2,673,875,264	2,780,537,202	3,719,536,707	2,116,603,407	2,314,752,366	2,399,311,314
Current portion of long-term loans from related financial institution	335,000,000	319,000,000	238,500,000	—	—	—
Current portion of long-term loans from other financial institutions	31,932,933	78,747,000	263,498,818	—	—	—
Current portion of debentures	—	—	3,998,935,127	—	—	3,998,935,127
Income tax payable	499,122,096	530,672,198	800,946,421	399,301,084	448,549,737	228,105,344
Deferred revenue	757,501,600	1,042,855,271	801,714,000	734,015,850	1,017,736,584	666,982,482
Accrued electricity	298,159,132	269,973,985	278,102,368	286,579,395	257,320,676	258,982,160
Other accrued expenses	688,064,034	722,058,809	1,313,797,302	545,982,965	523,718,012	565,304,155
Other current liabilities	356,082,819	434,492,739	595,771,696	156,840,220	150,157,002	148,145,880

Total current liabilities	5,931,180,987	7,058,943,704	28,470,821,058	4,239,322,921	4,712,234,377	11,465,766,462

Non-current liabilities
Long-term loans from related financial institution - net of current portion	1,008,300,000	689,300,000	270,000,000	—	—	—
Long-term loans from other financial institutions - net of current portion	443,548,437	358,771,332	155,346,340	—	—	—
Debentures - net of current portion	5,990,338,413	5,993,319,505	5,988,155,919	5,990,338,413	5,993,319,505	5,988,155,919
Provision for long-term employee benefits	1,161,838,296	1,248,736,737	2,011,987,027	980,069,346	1,040,251,403	1,462,653,525
Provision for site restoration and decommissioning costs	79,101,001	66,671,285	69,514,715	67,535,697	54,879,700	57,728,584
Deferred tax liabilities	—	—	2,633,634,148	—	—	—

Total non-current liabilities	8,683,126,147	8,356,798,859	11,128,638,149	7,037,943,456	7,088,450,608	7,508,538,028

Total liabilities	14,614,307,134	15,415,742,563	39,599,459,207	11,277,266,377	11,800,684,985	18,974,304,490

Attachment 8

						(Unit: Baht)
	Consolidated Financial Statements			Separate Financial Statements
	2014	2015	2016	2014	2015	2016
Shareholders’ equity
Share capital
Registered capital	2,800,000,000	2,800,000,000	2,800,000,000	2,800,000,000	2,800,000,000	2,800,000,000
Issued and fully paid up	2,300,000,000	2,300,000,000	2,300,000,000	2,300,000,000	2,300,000,000	2,300,000,000
Share premium	10,106,266,730	10,106,266,730	10,106,266,730	10,106,266,730	10,106,266,730	10,106,266,730
Retained earnings
Appropriated - statutory reserve	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Unappropriated	8,222,939,914	9,352,425,425	9,408,852,060	5,696,475,807	6,983,063,275	7,161,635,255
Other components of shareholders’ equity	(32,825,242)	33,190,418	28,151,237	—	—	—

Equity attributable to owners of the Company	20,896,381,402	22,091,882,573	22,143,270,027	18,402,742,537	19,689,330,005	19,867,901,985
Non-controlling interests of the subsidiaries	6,222,715	—	986,979	—	—	—

Total shareholders’ equity	20,902,604,117	22,091,882,573	22,144,257,006	18,402,742,537	19,689,330,005	19,867,901,985

Total liabilities and shareholders’ equity	35,516,911,251	37,507,625,136	61,743,716,213	29,680,008,914	31,490,014,990	38,842,206,475

Attachment 8

Income statements

						(Unit: Baht)
	Consolidated Financial Statements			Separate Financial Statements
	2014	2015	2016	2014	2015	2016
Revenues
Net sales and service income	31,862,208,803	31,120,414,879	34,191,762,710	24,799,055,891	23,916,971,986	23,030,388,178
Dividend income	15,513,492	20,886,803	7,813,197	1,039,867,379	997,602,433	763,231,182
Gain on disposal of investment	—	—	435,119,853	—	—	435,119,853
Gain on exchange	41,545,555	—	59,027,473	63,801,796	99,003,334	23,819,059
Other income	90,823,436	200,012,332	202,189,694	108,684,416	237,206,316	271,850,157

Total revenues	32,010,091,286	31,341,314,014	34,895,912,927	26,011,409,482	25,250,784,069	24,524,408,429

Expenses
Cost of sales and services	17,592,620,241	18,751,241,537	21,317,727,085	13,602,934,844	14,528,591,416	13,785,364,198
Selling and distribution expenses	6,692,855,179	5,294,874,682	6,077,833,425	5,141,464,006	3,684,285,382	3,993,374,334
Administrative expenses	1,258,778,041	1,285,262,219	1,960,623,218	1,044,605,215	1,066,830,808	1,523,213,453
Loss on exchange	—	16,685,285	—	—	—	—

Total expenses	25,544,253,461	25,348,063,723	29,356,183,728	19,789,004,065	19,279,707,606	19,301,951,985

Profit before share of profit from investments in joint venture and associated companies, finance cost and income tax expenses	6,465,837,825	5,993,250,291	5,539,729,199	6,222,405,417	5,971,076,463	5,222,456,444
Share of profit from investments in joint venture and associated companies	227,990,563	140,613,906	83,172,296	—	—	—
Profit before finance cost and income tax expenses	6,693,828,388	6,133,864,197	5,622,901,495	6,222,405,417	5,971,076,463	5,222,456,444
Finance cost	(373,254,224)	(453,209,306)	(729,667,566)	(291,166,755)	(277,514,810)	(448,083,702)
Profit before income tax expenses	6,320,574,164	5,680,654,891	4,893,233,929	5,931,238,662	5,693,561,653	4,774,372,742
Income tax expenses	(1,229,924,730)	(1,101,448,270)	(979,323,806)	(1,035,225,054)	(957,253,075)	(819,819,623)

Profit for the year	5,090,649,434	4,579,206,621	3,913,910,123	4,896,013,608	4,736,308,578	3,954,553,119

Attachment 8

						(Unit: Baht)
	Consolidated Financial Statements			Separate Financial Statements
	2014	2015	2016	2014	2015	2016
Profit attributable to:
Equity holders of the Company	5,090,649,434	4,579,206,621	3,914,118,706	4,896,013,608	4,736,308,578	3,954,553,119
Non-controlling interests of the subsidiaries	—	—	(208,583)	—	—	—

	5,090,649,434	4,579,206,621	3,913,910,123	4,896,013,608	4,736,308,578	3,954,553,119

Earnings per share
Basic earnings per share	22.13	19.91	17.02	21.29	20.59	17.19

Attachment 8

Statements of comprehensive income

						(Unit: Baht)
	Consolidated Financial Statements			Separate Financial Statements
	2014	2015	2016	2014	2015	2016
Statements of comprehensive income
Profit for the year	5,090,649,434	4,579,206,621	3,913,910,123	4,896,013,608	4,736,308,578	3,954,553,119
Other comprehensive income
Other comprehensive income to be reclassified to profit or loss in subsequent periods
Exchange differences on translation of financial statements in foreign currency	5,287,220	(14,589,910)	20,369,131	—	—	—
Share of other comprehensive income of associated company – exchange differences on translation of financial statements in foreign currency	20,541,797	80,605,570	(25,408,312)	—	—	—

Other comprehensive income to be reclassified to profit or loss in subsequent periods	25,829,017	66,015,660	(5,039,181)	—	—	—

Other comprehensive income not to be reclassified to profit or loss in subsequent periods
Actuarial loss – net of tax	(8,205,730)	—	(407,705,871)	(7,034,382)	—	(325,994,939)

Other comprehensive income not to be reclassified to profit or loss in subsequent periods	(8,205,730)	—	(407,705,871)	(7,034,382)	—	(325,994,939)

Total comprehensive income for the year	5,108,272,721	4,645,222,281	3,501,165,071	4,888,979,226	4,736,308,578	3,628,558,180

Total comprehensive income attributable to:
Equity holders of the Company	5,108,272,721	4,645,222,281	3,501,373,654	4,888,979,226	4,736,308,578	3,628,558,180
Non-controlling interests of the subsidiaries	—	—	(208,583)	—	—	—

Total comprehensive income for the year	5,108,272,721	4,645,222,281	3,501,165,071	4,888,979,226	4,736,308,578	3,628,558,180

Attachment 8

Statements of cash flows

						(Unit: Baht)
	Consolidated Financial Statements			Separate Financial Statements
	2014	2015	2016	2014	2015	2016
Net cash from (used in) operating activities	6,008,923,742	6,362,487,790	5,173,798,504	4,828,867,614	5,260,450,270	3,442,004,527
Net cash from (used in) investing activities	(3,408,935,433)	(3,567,180,600)	(18,385,420,185)	(1,391,908,502)	(2,376,372,040)	(7,026,959,708)
Net cash from (used in) financing activities	(3,030,842,982)	(3,233,520,757)	14,397,956,102	(3,497,919,240)	(3,449,721,110)	3,740,089,263

Increase in translation adjustments	16,751,965	4,594,590	7,525,710	—	—	—

Net increase (decrease) in cash and cash equivalents	(414,102,708)	(433,618,977)	1,193,860,131	(60,960,128)	(565,642,880)	155,134,082